UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     January 29, 2009

FLINT TELECOM GROUP, INC.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

327 Plaza Real, Suite 319, Boca Raton, FL                                                                                     33432
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(Address of Principal Executive Offices)                                                                                                (Zip Code)

(561) 394-2748
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(Registrant’s Telephone Number, including area code)

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 29, 2009, Flint Telecom Group, Inc. (“Flint”) acquired six U.S. operating subsidiaries of China Voice Holding Corp. (“CHVC”) in exchange for 21,000,000 shares of Flint’s restricted common stock and $1,500,000 in cash, $500,000 of which was paid at the Closing, a second installment in the amount of $500,000 to be paid on February 12, 2009 and the remaining $500,000 to be paid on March 31, 2009, pursuant to a Merger Agreement dated , 2008 by and among Flint, Flint Acquisition Corps. (A-E), each a wholly owned subsidiary of Flint, China Voice Holding Corp. (“CHVC”), CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House of Florida, Inc., and Phone House, Inc. (of California), each a wholly-owned subsidiary of CHVC dated January 29, 2009 (the “Merger Agreement”).

The CHVC subsidiary companies that Flint acquired provide the following telecom services and / or distribute the following telecom products:
➢	CVC Int’l, Inc. was established in January 2007, and is a provider of wholesale VoIP telecommunications services located in South Florida.
➢	Cable and Voice Corporation was established on June 1, 2008, and is a master distributor of advanced broadband products and services located in Tampa, Florida.
➢	StarCom Alliance, Inc. was established in January 2008, and is a master distributor of prepaid cellular products and services.
➢
Phone House Inc.  of Florida was established on March 6, 2008, Phone House, Inc. of California was established on June 12, 2001 (and subsequently acquired by CHVC in June 2007) and Dial-Tone Communication Inc. was established on July 19, 2007; each provides discount calling cards that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America,  Brazil,  Bangladesh,  and other countries throughout the world at significant savings.

The consolidation effected by the transaction has been accounted for as an acquisition wherein Flint is the legal acquirer and has been treated as the acquirer for accounting purposes as well. Flint is filing an amendment to its current report on SEC Form 8-K filed on February 4, 2009 to set forth:
i)	Flint audited financial information for its fiscal years ended June 30, 2008 and 2007,
ii)	Flint unaudited financial information for the six months ended December 31, 2008 and 2007,
iii)	China Voice U.S. Subsidiaries combined audited financial information for its fiscal years ended June 30, 2008 and 2007,
iv)	China Voice U.S. Subsidiaries combined unaudited financial information for the six months ended December 31, 2008 and 2007, and
v)	Pro Forma unaudited financial information as of December 31, 2008.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

(b)	Pro Forma Financial Information.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit Number --------------------	Description ---------------	Location ---------------
23.1

Consent of  Jimmy C.H. Cheung & Co. to CVC International, Inc., Phone House of Florida, Inc., Phone House, Inc. (CA), Dial-Tone Communication Inc., Cable & Voice Corporation and Starcom Alliance, Inc. dated March 20, 2009 .
Filed electronically herewith.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder
Flint Telecom, Inc.
New York, New York

We have audited the accompanying balance sheet of Flint Telecom, Inc. as of June 30, 2008, and the related statements of operations, stockholder’s deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flint Telecom, Inc. as of June 30, 2008, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and current liabilities exceed current assets, all of which raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company, LLC
December 17, 2008
Las Vegas, Nevada

Flint Telecom, Inc.

Balance Sheet
As of June 30, 2008

Assets

Cash	$1,487,021
Accounts Receivable, net of $190,083 allowance for doubtful accounts	88,169
Prepaid Expense	66,000
Total Current Assets	1,641,190

Property, Plant & Equipment:
Equipment	705,830
Capitalized Leases – Equipment	778,763
Total Property, Plant & Equipment	1,484,593
Less: Accumulated Depreciation	(57,082)
Net Property, Plant & Equipment	1,427,511

Debt Issuance Costs, net	128,369

Total Assets	$3,197,070

Liabilities & Stockholder’s Equity

Accounts Payable	$1,072,667
Accrued Liabilities	200,322
Accrued Interest Payable	145,748
Lease Obligations - Short Term	266,707
Notes Payable	200,000
Convertible Notes Payable	3,661,646
Due to Flint Telecom, Ltd.	227,597
Total Current Liabilities	5,774,687

Convertible Notes Payable	2,322,830
Lease Obligations - Long Term	510,276
Total Liabilities	8,607,793
Commitments and Contingencies
Stockholder’s Deficit:
Common Stock, par value $0.01 per share, 3,000 shares authorized, 1,000 shares issued and outstanding	10
Additional Paid- In Capital	1,062,873
Accumulated Deficit	(6,473,606)
Total Stockholders' Deficit	(5,410,723)
Total Liabilities & Stockholder’s Deficit	$3,197,070

See accompanying notes to the financial statements

Flint Telecom, Inc.

Statement of Operations
For the Fiscal Year Ended June 30, 2008

Revenue	$3,146,286

Cost of Revenue	4,022,383
Gross Loss	(876,097)

Operating Expenses:
Management Fees - Flint Telecom, Ltd.	1,148,775
Consultants	728,081
Bad Debt Expense	190,083
General & Administrative	594,878
Total Operating Expenses	2,661,817

Operating Income (Loss)	(3,537,914)

Other Income (Expense):
Interest Expense, net	(175,821)
Exchange Rate Loss	(146,919)
Total Other Income (Expense)	(322,740)

Provision for Income Taxes	--

Net Income (Loss)	$(3,860,654)

Basic and Diluted Loss Per Share	$(3,860.65)

Weighted Average Shares Outstanding	1,000

See accompanying notes to the financial statements

Flint Telecom, Inc.

Statement of Stockholder’s Deficit For the Fiscal Year Ended June 30, 2008
	Common Stock						Total
	Shares				Paid-in	Accumulated	Stockholder’s
	Outstanding			Amount	Capital	Deficit	Deficit

Balance at June 30, 2007	1,000	$10	$1,062,873	$(2,612,952)	$(1,550,069)

Net loss for the year ended June 30, 2008						(3,860,654)	(3,860,654)

Balance at June 30, 2008	1,000	$10	$1,062,873	$(6,473,606)	$(5,410,723)

See accompanying notes to the financial statements

Flint Telecom, Inc.

Statement of Cash Flows
For the Fiscal Year Ended June 30, 2008

Cash Flows from Operating Activities:

Net Loss	$(3,860,654)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	57,082
Amortization of Debt Issuance Costs	29,103
Changes in assets and liabilities:
Accounts Receivable	(27,875)
Prepaid Expense	(51,308)
Accounts Payable	973,504
Accrued Liabilities	183,467
Net Cash Used in Operating Activities	(2,696,681)

Cash Flows from Investing Activities:

Purchases of Property, Plant & Equipment	(705,830)
Net Cash Used in Investing Activities	(705,830)

Cash Flows From Financing Activities

Payment to Flint Telecom, Ltd.	(1,149,100)
Debt Issuance Fees and Expenses, net	(157,472)
Proceeds from Short Term Notes Payable	200,000
Proceeds from Convertible Notes Payable	5,984,476
Payments on Lease Obligations	(1,780)
Net Cash Provided by Financing Activities:	4,729,205

Cash Flows from Foreign Currency Activities
Exchange Rate Changes	146,919
Net Cash Provided by Foreign Currency Activities	146,919
Net Increase (Decrease) in Cash and Cash Equivalents	1,473,613

Cash and Cash Equivalents, beginning of the year	13,408

Cash and Cash Equivalents, end of the year	$1,487,021

See accompanying notes to the financial statements

Flint Telecom, Inc.

Statement of Cash Flows (Continued)
For the Fiscal Year Ended June 30, 2008
Supplemental Disclosure:

Interest Paid	$ 1,073

Cash Paid for Income Taxes	$--

Assets Purchased under Capital Lease Obligations	$778,763

See accompanying notes to the financial statements

FLINT TELECOM, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2008

1.           Organization and Formation

Flint Telecom, Inc. (“Flint” or the “Company”), a Delaware Corporation, was formed in 2005, but started operations in April 2006, and is a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint provides next generation turnkey voice, data and wireless services through partner channels primarily in the United States. These partners include ISP’s, rural telecom companies and PBX vendors. The partners in turn market these services under their own brands to residential and business customers. Flint also provides its partners with a wholesale call platform for aggregating call traffic at cost competitive rates.

Flint is headquartered in New York, NY and operates nationwide.

Flint Telecom Limited (the “Parent”) is a holding company whose sole operating business in the United States is Flint Telecom, Inc. The Parent has been a vehicle for the initial funding of the telecom business and for the development of the proprietary intellectual property (“IP”). The IP has been licensed to Flint for a nominal fee of $1.00 per year.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business.  As reflected in the accompanying financial statements, Flint had a net loss of $3,860,654 for the year ended June 30, 2008, negative cash flow from operating activities of $2,696,681 for the year ended June 30, 2008, an accumulated stockholder’s deficit of $5,410,723 and a working capital deficit of $4,133,496 as of June 30, 2008. Also, as of June 30, 2008, the Company had limited liquid and capital resources. The Company is currently largely dependent upon the Parent for any financing and capital.

The foregoing factors raise substantial doubt about Flint’s ability to continue as a going concern. Ultimately, the Company’s ability to continue as a going concern is dependent upon its ability to attract new sources of capital, exploit the growing telecom services market in order to attain a reasonable threshold of operating efficiency and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.           Significant Accounting Policies

Revenue Recognition – Flint recognizes revenues based upon contract terms and completion of the sales process in accordance with Staff Accounting Bulletin No. 104, a codification of revenue recognition. Revenue is generated from the sale of telecom services to the Company’s partners. The Company recognizes the revenue when the service is provided and payment is collected either through credit cards or through payments by check. The appropriate partner revenue allocation is deducted from those accounts that pay Flint directly. Other accounts that pay the partners directly, Flint recognizes the portion of the revenue share that relates to it and invoices the Partner for this. The invoice becomes a receivable from the Partner when raised.

Cost of Revenue – Costs directly related to the production of revenue are categorized as a cost of revenue. These costs are the cost of call generation, including transmission and termination, network charges including access costs, lease and right-of-way charges and other third party fulfillment costs, and other telecommunication fees, such as emergency 911 service fees.

Earnings (loss) per share - Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution, using the treasury stock method or the if converted method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Any dilutive security issued, that would create an anti-dilutive effect, is not included in the weighted average share calculation for that period.

Income taxes - The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Cash and Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less or money market funds from substantial financial institutions to be cash equivalents. The Company places substantially all of its cash and cash equivalents in interest bearing demand deposit accounts with one financial institution and in amounts that are insured either by the Irish government for Euro deposits or by the Federal Deposit Insurance Corporation for U.S deposits.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of risk consist principally of trade and other receivables. The Company extends credit to its customers in the ordinary course of business and periodically reviews the credit levels extended to customers, estimates the collectability and creates an allowance for doubtful accounts, as needed. The Company does not require cash collateral or other security to support customer receivables. Provision is made for estimated losses on uncollectible accounts.

The Company estimates its allowance for doubtful accounts by applying estimated loss percentages against its aging of accounts receivable balances. The estimated loss percentages are updated periodically and are based on the Company’s historical write-off experience, net of recoveries. Changes to allowances may be required if the financial condition of the Company’s customers improves or deteriorates or if the Company adjusts its credit standards for new customers, thereby resulting in write-off patterns that differ from historical experience.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain significant estimates were made in connection with preparing the Company’s financial statements. Actual results could differ from those estimates.

Fair value of financial instruments - The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and short term notes approximate fair value because of their short maturity as of June 30, 2008.

The Convertible Notes were recorded at face value as of the issuance date. Those Convertible Notes issued in the Euro currency were translated at the Euro – U.S. Dollar exchange rate as of the transaction date and are adjusted for exchange rate changes on a quarterly basis. The Convertible Notes approximate fair value since they are a long term liability with a fixed interest rate, adjusted for exchange rates if required  and will be held until maturity or until converted into common stock.

Foreign Currency Transactions - Exchange adjustments resulting from foreign currency transactions are generally recognized in operations. Flint has a bank account and convertible notes that are in the Euro currency. Net foreign currency transaction losses were $146,919 for the year ended June 30, 2008.

Property and Equipment – These assets are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets, generally three to seven years. Amortization on capital leases is over the lesser of the estimated useful life or term of the lease if shorter, and is included in depreciation and amortization expense in the statement of operations. Ordinary course repairs and maintenance on fixed assets are expensed as incurred.

The carrying value of property and equipment is assessed annually or when factors indicating an impairment are present. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we review our property, plant, and equipment for impairment whenever events or circumstances indicate that their carrying amount may not be recoverable. Impairment reviews require a comparison of the estimated future undiscounted cash flows to the carrying value of the asset. If the total of the undiscounted cash flows is less than the carrying value, an impairment charge is recorded for the difference between the estimated fair value and the carrying value of the asset.

Fiscal Year End – The Company’s fiscal year end is June 30.

3.           Recent Accounting Pronouncements

Management does not believe that there are any other recently-issued accounting pronouncements, but not yet effective accounting standards, which could have a material effect on the accompanying financial statements.

Statement No. 157

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”); SFAS 157 establishes a formal framework for measuring fair value under GAAP.  It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.  Although SFAS 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards.  SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

Statement No. 159

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations” (“SFAS No. 141R”), which revises current purchase accounting guidance in SFAS No. 141, “Business Combinations”. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition. SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to business combinations occurring after adoption. The impact of SFAS No. 141R on the Company’s consolidated financial statements will depend on the nature and extent of the Company’s future acquisition activities.

Statement No. 160

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.

This Statement changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We do not believe that the adoption of SFAS 160 will have a material affect on our financial statements.

Interpretation No. 48

Financial Accounting Standards Board Interpretation No 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No 109, “Accounting for Income Taxes (“FIN 48”)” is effective for fiscal years beginning after December 15, 2006. FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company is evaluating the effects of FIN 48 for the 2008 fiscal year, but it does not believe that it has a liability for unrecognized tax benefits.

4.           Accounts Receivable and Concentration of Credit Risk

Four customers together accounted for 68% of the Company’s revenue for the fiscal year ended June 30, 2008, the largest of which accounted for 18% individually. Two other customers accounted for 58% and 17% of the accounts receivable at June 30, 2008.

5.           Accounts Payable

Accounts Payable at June 30, 2008 was $1,072,667. Three vendors accounted for 58% of the payables at June 30, 2008, the largest of which accounted for 31% of the payables.

Although the company believes that it has adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental affect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental affect on that portion of Flint’s business.

6.           Capital Lease Obligations

Flint has incurred $778,763 in principal amount of capital lease obligations primarily for computer and telephony equipment. There have been 7 leases with the range of lease amounts from $3,871 to $728,397. The lease terms expire from November 2010 to June 2011. The interest rates range from 9.1% to 21.8%.

The combined principal and interest portions due under the capital leases for the next three years until expiration are as follows:

Year Ended June 30,
2009	$ 328,897
2010	431,666
2011	120,600
881,163
Less interest:	104,180
Total	$ 776,983
 7.           Promissory and Convertible Notes

From November 30, 2007 to June 30, 2008, Flint has issued $200,000 principal amount of Promissory notes with Warrants, $3,661,646 principal amount of Convertible Promissory Notes and €1,475,000 principal amount of Convertible Promissory Notes. Substantially all of the proceeds have been used for the expansion of Flint’s business, including capital expenditures and working capital.

The Promissory Notes with Warrants were issued to two individuals, with an interest rate of 15% and a maturity of six months. The warrants are exercisable at $0.25 per share with a term that expires on September 30, 2010.

The U.S. dollar Convertible Promissory Notes have been issued to approximately 50 different entities with an interest rate of 12% and maturities ranging from six months to one year. The Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days. The conversion price for $910,146 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 20 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. $2,726,500 of the Notes have a conversion price of $0.275 per share.

The Euro Convertible Promissory Notes have been issued to one individual in two tranches each with an interest rate of 15%. The maturity is approximately 16 and 17 months based upon the tranche issued. Likewise, the Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days or ninety trading days depending on the tranche issued. Finally, the conversion price for €1,175,000 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 90 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. €300,000 of the Notes have a conversion price of $0.25 per share.

The Company incurred $157,472 of debt issuance costs related to the Convertible Notes and has amortized $29,103 of the costs through June 30, 2008. As of June 30, 2008, none of the Convertible Notes have been converted. The equity component of the conversion feature on the Convertible Notes and the exercise feature on the Warrants is only effective if the Flint stock is publicly trading for a certain period of trading days. Due to this contingency, and the fact that the Flint stock is not public, an equity value will only be recorded when the Flint stock publicly trades for the appropriate number of days.

8.            Common Stockholder’s Equity

Under the Company’s Articles of Incorporation in July 2005, the Company is authorized to issue 3,000 shares of common stock, of which 1,000 shares were issued and outstanding as of June 30, 2008. There are no special voting or economic rights or privileges.

9.           Income Taxes

The Company currently has a net loss of $3,860,654 for the fiscal year ended June 30, 2008 and has accumulated losses of $6,473,606 since inception. As such, it has net operating losses for both federal and state tax purposes. There are no other deferred tax assets or liabilities as of June 30, 2008. Realization of this deferred tax asset is dependent on future earnings. The timing and amount of future earnings are uncertain and therefore the Company has established a 100% valuation allowance.

10.           Earnings (Loss) Per Share

Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. There are warrants issued with promissory notes which are exercisable into 800,000 common shares and $5,991,999 principal amount of convertible notes that are potentially dilutive as of June 30, 2008. Since the Company incurred a net loss for the fiscal year ended June 30, 2008, the warrants and convertible notes were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.

The Company reported a net loss per share of $3,860.65 for the year ended June 30, 2008.

11.            Related Party Transactions

The Company has limited access to capital from either banking institutions or the capital markets. Consequently, it has loans from Flint Telecom Ltd., the Parent of the Company. The Parent also has a direct equity investment in the Company. The loan balance was $227,597 at June 30, 2008. The loan is for management fees owed the Parent. The management fees are for the executive, operating and financial services provided by the Parent to Flint. These functions, as well as the corporate strategy, are executed by the personnel at the Parent. The investment in the Company from the Parent was $1,062,883 at June 30, 2008. The investment is a direct result of the capital needed for the operations of the Company.

12.           Commitments and Contingencies

Flint has assumed an operating lease for its facility in New York, N.Y. starting on April 1, 2008. The lease expires on May 1, 2010. The monthly base lease payment is $9,300 and there are additional payments owed for costs passed through by the landlord. The future minimum lease payments are $111,600 in fiscal 2009 and $93,000 in fiscal 2010.

The Company uses the services of consultants to provide sales, marketing and customer service to its partners and customers. In 2008, there were 14 consultants who had contracts with a total monthly commitment of $100,700 a month. The contracts are reviewed, and by their terms, can be renewed annually by Flint. Three of the contracts have been renewed and in existence since 2007 and 11 new contracts were signed in 2008.

13.           Subsequent Events

Semotus Solutions, Inc. Acquisition

On October 1, 2008, Semotus acquired substantially all of the assets and liabilities of Flint in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes, Flint is considered the acquirer in a reverse merger. Flint will have two of the four board seats. Further Vincent Browne will become Chief Executive Officer of the combined entities, while Anthony LaPine, Chairman and Chief Executive Officer of Semotus, will become the Chairman of the combined entities. The name will be changed to Flint Telecom Group, Inc. The existing Semotus operations will become a division of Flint Telecom Group, Inc.

The Semotus business division is a leading provider of enterprise application software connecting individuals wirelessly to critical business systems, urgent information and key processes. Semotus helps mobile employees make better and faster decisions, increases customer satisfaction, and improves efficiencies in business processes for shorter sales and service cycles. The wireless software products and professional services are all included in the HipLink family of software, which provide immediate mobile access and control of business-critical software applications, databases, networks and servers.

Promissory Notes with Warrants
During the three months ended September 30, 2008, Flint issued $1,502,500 of Promissory Notes. $1,202,500 of the Promissory Notes were issued to the Parent. The Promissory Notes have a 15% interest rate and mature on March 30, 2009. The Warrants are exercisable into 1,202,500 common shares at $0.50 per share. The Warrants expire on September 30, 2011.

Flint also issued $300,000 of Promissory Notes with Warrants to an individual on September 30, 2008. The Note has a 15% interest rate and matures on March 30, 2009. The Warrants are exercisable into 300,000 common shares at $0.50 per share. The Warrants expire on September 30, 2011.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder
Flint Telecom, Inc.
New York, New York

We have audited the accompanying balance sheet of Flint Telecom, Inc. as of June 30, 2007, and the related statements of operations, stockholder’s deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flint Telecom, Inc. as of June 30, 2007, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

L.L. Bradford & Company, LLC
November 5, 2008
Las Vegas, Nevada

FLINT TELECOM, INC.
BALANCE SHEET
AS OF JUNE 30, 2007

ASSETS

Current assets
Cash	$13,408
Accounts receivable	60,294
Prepaid expense	14,692
Total current assets	88,394

Total assets	$88,394

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities
Accounts payable	$99,163
Accrued liabilities	162,603
Due to Flint Telecom, Ltd	1,376,697
Total current liabilities	1,638,463

Total liabilities	1,638,463

Commitments and contingencies

Stockholder's deficit:
Common stock, par value $0.01 per share, 3,000
shares authorized, 1,000 shares issued and outstanding	10
Additional paid-in capital	1,062,873
Accumulated deficit	(2,612,952)
Total stockholder's deficit	(1,550,069)

Total liabilities and stockholder's deficit	$88,394

See accompanying notes to the financial statements

FLINT TELECOM, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2007

Revenue	$514,765
Cost of revenue	888,143

Gross loss	(373,378)

Operating expenses
Management fees - Flint Telecom, Ltd.	980,838
Consultants	240,093
Bad debt expense	143,652
General and administrative	129,663
Total operating expenses	1,494,246

Operating loss	(1,867,624)

Provision for income tax	-

Net loss	$(1,867,624)

Basic and diluted loss per share	$(1,867.62)

Weighted average shares outstanding	1,000

See accompanying notes to the financial statements

FLINT TELECOM, INC.
STATEMENT OF STOCKHOLDER'S DEFICIT

FOR THE YEAR ENDED JUNE 30, 2007
	Common Stock				Total
	Shares		Paid-in	Accumulated	Stockholder's
	Outstanding	Amount	Capital	Deficit	Deficit

Balance at June 30, 2006	1,000	$ 10	$ 317,542	$ (745,328)	$ (427,776)

Additional contribution by Flint Telecom, Ltd.	-	-	745,331	-	745,331

Net loss for the year ended June 30, 2007	-	-	-	(1,867,624)	(1,867,624)

Balance at June 30, 2007	1,000	$ 10	$ 1,062,873	$ (2,612,952)	$ (1,550,069)

See accompanying notes to the financial statements

FLINT TELECOM, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2007

Cash flows from operating activities:
Net loss	$(1,867,624)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Contribution by Flint Telecom, Ltd.	745,331
Changes in assets and liabilities:
Accounts receivable	(48,323)
Prepaid expense	(14,692)
Accounts payable	63,880
Accrued liabilities	149,835

Net cash used in operating activities	(971,593)

Cash flows from investing activities:	-

Cash flows from financing activities:
Due to Flint Telecom, Ltd.	980,838

Net cash provided by financing activities:	980,838

Net increase in cash	9,245

Cash, beginning of the year	4,163

Cash, end of the year	$13,408

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to the financial statements

Flint Telecom, Inc.

Notes to Financial Statements
For the Year Ended June 30, 2007

1.Organization and Formation

Flint Telecom, Inc. (“Flint” or the “Company”), a Delaware Corporation, was formed in 2005, but started operations in April 2006, and is a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint provides next generation turnkey voice, data and wireless services through partner channels primarily in the United States. These partners include ISP’s, rural telecom companies and PBX vendors. The partners in turn market these services under their own brands to residential and business customers. Flint also provides its partners with a wholesale call platform for aggregating call traffic at cost competitive rates.

Flint is headquartered in New York, NY and operates nationwide.

Flint Telecom Limited (the “Parent”) is a holding company whose sole operating business in the United States is Flint Telecom, Inc. The Parent has been a vehicle for the initial funding of the telecom business and for the development of the proprietary intellectual property (“IP”). The IP has been licensed to Flint for a nominal fee of $1.00 per year.

2.Significant Accounting Policies

Revenue Recognition – Flint recognizes revenues based upon contract terms and completion of the sales process in accordance with Staff Accounting Bulletin No. 104, a codification of revenue recognition. Revenue is generated from the sale of telecom services to the Company’s partners. The Company recognizes the revenue when the service is provided and payment is collected either through credit cards or through payments by check. The appropriate partner revenue allocation is deducted from those accounts that pay Flint directly. Other accounts that pay the partners directly, Flint recognizes the portion of the revenue share that relates to it and invoices the Partner for this. The invoice becomes a receivable from the Partner when raised.

Cost of Revenue – Costs directly related to the production of revenue are categorized as a cost of revenue. These costs are the cost of call generation, including transmission and termination, network charges including access costs, lease and right-of-way charges and other third party fulfillment costs, and other telecommunication fees, such as emergency 911 service fees.

Earnings (loss) per share - Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution, using the treasury stock method or the if converted method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Any dilutive security issued, that would create an anti-dilutive effect, is not included in the weighted average share calculation for that period.

Income taxes - The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

2.Significant Accounting Policies (continued)

Cash and Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less or money market funds from substantial financial institutions to be cash equivalents. The Company places substantially all of its cash and cash equivalents in interest bearing demand deposit accounts with one financial institution.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of risk consist principally of trade and other receivables. The Company extends credit to its customers in the ordinary course of business and periodically reviews the credit levels extended to customers, estimates the collectability and creates an allowance for doubtful accounts, as needed. The Company does not require cash collateral or other security to support customer receivables. Provision is made for estimated losses on uncollectible accounts.

The Company estimates its allowance for doubtful accounts by applying estimated loss percentages against its aging of accounts receivable balances. The estimated loss percentages are updated periodically and are based on the Company’s historical write-off experience, net of recoveries. Changes to allowances may be required if the financial condition of the Company’s customers improves or deteriorates or if the Company adjusts its credit standards for new customers, thereby resulting in write-off patterns that differ from historical experience.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain significant estimates were made in connection with preparing the Company’s financial statements. Actual results could differ from those estimates.

Fair value of financial instruments - The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their short maturity as of June 30, 2007.

Fiscal Year End – The Company’s fiscal year end is June 30.

3.Recent Accounting Pronouncements

Management does not believe that there are any other recently-issued accounting pronouncements, but not yet effective accounting standards, which could have a material effect on the accompanying financial statements.

Statement No. 157

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”); SFAS 157 establishes a formal framework for measuring fair value under GAAP.  It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.  Although SFAS 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards.  SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

Statement No. 159

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations” (“SFAS No. 141R”), which revises current purchase accounting guidance in SFAS No. 141, “Business Combinations”. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition. SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to business combinations occurring after adoption. The impact of SFAS No. 141R on the Company’s consolidated financial statements will depend on the nature and extent of the Company’s future acquisition activities.

Interpretation No. 48

Financial Accounting Standards Board Interpretation No 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No 109, “Accounting for Income Taxes (“FIN 48”)” is effective for fiscal years beginning after December 15, 2006. FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company is evaluating the effects of FIN 48 for the 2008 fiscal year, but it does not believe that it has a liability for unrecognized tax benefits.

4.Accounts Receivable and Concentration of Credit Risk

Two customers accounted for 67% and 30% of the Company’s revenue for the fiscal year ended June 30, 2007. The largest customer accounted for substantially all of the accounts receivable at June 30, 2007.

5.Accounts Payable

Accounts Payable at June 30, 2007 was $99,163. Four vendors accounted for a majority of the payables at June 30, 2007, the largest of which accounted for 21% of the payables.

Although the Company believes that it has adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental affect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental affect on that portion of Flint’s business.

6. Common Stockholder’s Equity

Under the Company’s Articles of Incorporation in July 2005, the Company is authorized to issue 3,000 shares of common stock, of which 1,000 shares were issued and outstanding as of June 30, 2007. There are no special voting or economic rights or privileges.

7.Income Taxes

The Company currently has net losses of $1,867,624 for the year ended June 30, 2007. As such, it has net operating losses for both federal and state tax purposes. There are no other deferred tax assets or liabilities as of June 30, 2007.

Realization of this deferred tax asset is dependent on future earnings. The timing and amount of future earnings are uncertain and therefore the Company has established a 100% valuation allowance.

8.Earnings (Loss) Per Share

Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. There were no dilutive securities issued as of June 30, 2007. The Company reported a net loss per share of $1,867.62 for the year ended June 30, 2007.

9.            Related Party Transactions

The Parent of the Company provides services on behalf of the Company for executive, operating and financial services, which are recorded as management fees. During the year ended June 30, 2007 the Company recorded management fees by the Parent totaling $980,838. As of June 30, 2007, the Company owed the Parent $1,376,697 for management fees, which is recorded as due to Flint Telecom, Ltd. This liability is due on demand, unsecured and bears no interest.

For the year ended June 30, 2007, the Parent also contributed $745,331 in cash to the Company.

10.           Commitments and Contingencies

Flint is not a party to any legal proceedings.

The Company does not have any capital or operating leases. The Company utilizes office space free of rent on an as needed basis in both New York and Boca Raton.

The Company uses the services of consultants to provide sales, marketing and customer service to its partners and customers. In 2007, there were five consultants with a total monthly commitment of approximately $28,000 a month. The contracts are reviewed, and by their terms, can be renewed annually by Flint. Three of the contracts in 2007 have been renewed and in existence since 2005. Two of the 2006 contracts were not renewed and two new contracts were signed in 2007.

11.Subsequent Events

Promissory and Convertible Notes

From November 30, 2007 to June 30, 2008, Flint issued $200,000 principal amount of Promissory notes with Warrants, $3,661,646 principal amount of Convertible Promissory Notes and €1,475,000 principal amount of Convertible Promissory Notes. Substantially all of the proceeds have been used for the expansion of Flint’s business, including capital expenditures and working capital.

The Promissory Notes with Warrants were issued to two individuals, with an interest rate of 15% and a maturity of six months. The warrants are exercisable at $0.25 per share with a term that expires on September 30, 2010.

The U.S. dollar Convertible Promissory Notes were issued to approximately 50 different entities with an interest rate of 12% and maturities ranging from six months to one year. The Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days. The conversion price for $0.275 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 20 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. $2,731,500 of the Notes have a conversion price of $0.275 per share.

The Euro Convertible Promissory Notes were issued to one individual in two tranches each with an interest rate of 15%. The maturity is approximately 16 and 17 months based upon the tranche issued. Likewise, the Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days or ninety trading days depending on the tranche issued. Finally, the conversion price for €1,175,000 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 90 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. €300,000 of the Notes have a conversion price of $0.25 per share.

Investment in Semotus Solutions, Inc.

Flint Telecom Limited signed an investment agreement dated April 23, 2008 with Semotus Solutions, Inc. (“Semotus”) relating to an investment of $200,000 into Semotus. The investment was made as a convertible promissory note (the “Note”). The Note was converted in full on July 22, 2008 by Flint Telecom Limited, which included the entire outstanding principal amount of $200,000 and all accrued interest up to and including July 22, 2008 which came to a total of $204,000, into 741,818 restricted shares of Semotus common stock at a conversion price of $0.275 per share, comprising of 727,273 shares for the principal of $200,000 and 14,545 shares for the accrued interest of $4,000.
Semotus Solutions, Inc. Acquisition

On October 1, 2008, Semotus acquired substantially all of the assets and liabilities of Flint in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes, Flint is considered the acquirer in a reverse merger. Flint will have two of the four board seats. Further Vincent Browne will become Chief Executive Officer of the combined entities, while Anthony LaPine, Chairman and Chief Executive Officer of Semotus, will become the Chairman of the combined entities. The name will be changed to Flint Telecom Group, Inc. The existing Semotus operations will become a division of Flint Telecom Group, Inc.

The Semotus business division is a leading provider of enterprise application software connecting individuals wirelessly to critical business systems, urgent information and key processes. Semotus helps mobile employees make better and faster decisions, increases customer satisfaction, and improves efficiencies in business processes for shorter sales and service cycles. The wireless software products and professional services are all included in the HipLink family of software, which provide immediate mobile access and control of business-critical software applications, databases, networks and servers.

NY Lease

Flint has assumed an operating lease for its facility in New York, N.Y. starting on April 15, 2008. The lease expires on May 1, 2010. The monthly base lease payment is $9,300 and there are additional payments owed for costs passed through by the landlord. The future minimum lease payments are $111,600 in fiscal 2008, $111,600 in fiscal 2009 and $93,000 in fiscal 2010.

FLINT TELECOM GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2008	June 30, 2008
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$848,629	$1,487,021
Trade receivables, net of allowance for doubtful accounts
of $197,283 and $190,083	424,910	88,169
Prepaid expenses and other current assets	169,336	46,400
Current assets	1,442,875	1,621,590

Property, plant & equipment:
Equipment	1,033,298	705,830
Capitalized leases – equipment	823,236	778,763
Total property, plant & equipment	1,856,534	1,484,593
Less: accumulated depreciation	(371,452)	(57,082)
Net property, plant & equipment	1,485,082	1,427,511

Other assets	31,910	147,969
Total assets	$2,959,867	$3,197,070

LIABILITIES & STOCKHOLDERS' DEFICIT
Accounts payable-trade	$1,539,395	$1,072,667
Other accrued liabilities	499,050	200,322
Accrued interest payable	491,051	145,748
Lease obligations – current	396,066	266,707
Notes payable, net of discount	1,551,833	200,000
Convertible notes payable, net of discount	5,069,703	2,322,830
Due to Flint Telecom Ltd.	60,739	227,597
Deferred revenue	230,665	--
Total current liabilities	9,838,502	4,435,871

Convertible notes payable – long-term	--	3,661,646
Lease obligations - long-term	346,324	510,276
Total liabilities	10,184,826	8,607,793

Commitments and contingencies

Stockholders' deficit
Common stock: $0.01 par value; 100,000,000 authorized, 46,254,432 issued and outstanding at December 31, 2008, 28,460,094 issued and outstanding at June 30, 2008	462,545	284,601
Additional paid-in capital	14,393,928	778,282
Deferred stock compensation	(5,913,281)	--
Accumulated deficit	(16,168,150)	(6,473,606)
Total stockholders' deficit	(7,224,959)	(5,410,723)
Total liabilities and stockholders’ deficit	$2,959,867	$3,197,070
See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months Ended December 31,		Six months Ended December 31,
	2008	2007	2008	2007
Revenues	$2,987,042	$326,095	$6,212,293	$399,880
Cost of revenues	3,281,413	424,182	6,550,880	676,658
Gross loss	(294,371)	(98,088)	(338,587)	(276,777)

Operating expenses:
Research and development	55,587	-	55,587	-
Sales and marketing	210,149	-	210,149	-
General and administrative:
Consultants	93,900	115,582	571,554	195,530
Salaries and payroll related expense	585,412	-	585,412	-
Management fee payable to Flint Ltd	69,714	296,943	286,205	537,447
Stock compensation and option expense
Directors and officers	3,002,198	--	3,002,198	--
Employees	43,051	--	43,051	--
Depreciation	158,161	--	314,428	-
Impairment of goodwill	2,538,148	--	2,538,148	--
Other	362,579	15,501	575,616	63,104
Total general and administrative	6,853,163	428,025	7,916,612	796,082

Total operating expenses	7,118,899	428,025	8,182,348	796,082
Operating loss	(7,413,270)	(526,113)	(8,520,935)	(1,072,860)
Other loss	(231,029)	--	(12,655)	--
Interest expense	(904,299)	--	(1,160,954)	--
Net loss	$(8,548,598)	$(526,113)	$(9,694,544)	$(1,072,860)
Net loss per common share:
Basic	$(0.21)	$(0.02)	$(0.28)	$(0.04)
Diluted	$(0.21)	$(0.02)	$(0.28)	$(0.04)

Weighted average shares outstanding:
Basic	40,393,126	28,460,094	34,459,214	28,460,094
Diluted	40,393,126	28,460,094	34,459,214	28,460,094

See accompanying notes to condensed consolidated financial statements.

FLINT TELCOM GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Six months ended December 31,
	2008	2007
Cash Flows from Operating Activities:
Net loss	$(9,694,544)	$(1,072,860)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	314,428	-
Other non-cash transactions:
Stock and option compensation expense	3,045,249	-
Impairment of goodwill	2,538,148	-
Loss on purchase of non-convertible notes	174,956	--
Amortization of debt discounts & warrants	517,248	--
Amortization of debt issuance costs	116,059	--
Loss on disposal of fixed assets	2,032	--

Changes in assets and liabilities, net of acquisition:
Accounts receivable	53,971	63,389
Prepaid expense	(104,015)	14,692
Accounts payable	343,692	212,802
Accrued liabilities	29,361	(77,565)
Accrued interest	396,525	--
Deferred revenue	38,388	--
Net cash used in operating activities	(2,228,501)	(859,541)

Cash Flows from Investing Activities:
Purchases of property, plant & equipment	(329,558)	--
Cash assumed in acquisition of Semotus	83,162	--
Net cash used in investing activities	(246,396)	-

Cash Flows From Financing Activities:
Proceeds from short term notes issued	2,507,000	-
Short term notes repaid	(280,000)	--
Proceeds from convertible notes issued	150,000	150,000
Convertible notes repaid	(25,000)	--
Received (paid) to Flint Telecom Ltd.	(166,858)	955,542
Payments on lease obligations	(79,065)	-
Net cash provided by financing activities	2,106,077	1,105,542

Cash Flows From Foreign Currency Activities:
Exchange gain (loss) on convertible notes	(269,571)	--
Net cash provided by (used in) foreign currency activities	(269,571)	--
Net increase (decrease) in cash and cash equivalents	(638,392)	246,001
Cash and cash equivalents, beginning of the period	1,487,021	13,408
Cash and cash equivalents, end of the period	$848,629	$259,409
See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited)

	Six Months December	Ended 31,
	2008	2007
SUPPLEMENTAL CASH FLOW DISCLOSURE:

Cash paid for interest	$99,567	$--
	===========	===========
Cash paid for income taxes	$--	$--
	===========	===========
SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:

Assets purchased under capital lease obligations	$44,473	$--
	===========	===========
Common stock issued upon conversion of notes payable and accrued interest (Note 8)	$793,472,	$--
	==========	===========
Discounts – warrants	$1,132,869	$--
	===========	===========
Discounts – beneficial conversion	$462,454	$--
	===========	===========
Acquisition of Semotus Solutions, Inc.:
Accounts receivable	$390,712	--
Prepaid expense	18,922	--
Goodwill	2,538,148	--
Accouunts payable	(123,036)	--
Accrued liabilities	(269,367)	--
Deferred revenue	(192,277)	--
	$2,363,102	$--
	===========	===========
Deferred stock compensation	$6,307,500	$--
	===========	===========

See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT
 (unaudited)

			Additional	Deferred
	Common Stock		paid-in	Stock	Accumulated
	Shares	Amount	Capital	Compensation	Deficit	Total
Balances at June 30, 2008	28,460,094	$284,601	$ 778,282	--	$ (6,473,606)	$(5,410,723)
Acquisition of Semotus Solutions, Inc.	2,990,900	29,900	2,416,364	--	--	2,446,264
Issuance of new shares as compensation to officers and key employees	11,918,000	119,180	8,819,320	$ (6,307,500)	--	2,631,000
Amortization of deferred stock compensation	--	--	--	394,219	--	394,219
Conversion of notes payable into equity	2,885,356	28,854	764,618	--	--	793,472
Issuance of warrants to holders of notes payable	--	--	1,132,869	--	--	1,132,869
Beneficial conversion feature on convertible notes payable	--	--	462,454	--	--	462,454
Stock options expense for three months ended December 31, 2008	--	--	20,031	--		20,031
Net loss for six months ended December 31, 2008	--	--	--	--	(9,694,544)	(9,694,544)
Balances at December 31, 2008	46,254,432	$462,545	$14,393,928	$(5,913,281)	$(16,168,150)	$(7,224,959)

See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2008 and 2007
(Unaudited)

   1.           Organization and Formation
Flint Telecom Group, Inc. (formerly named Semotus Solutions, Inc.) (“Flint” or the “Company”), is a Nevada Corporation.  Flint was originally formed in 2005 as Flint Telecom, Inc., a Delaware Corporation, and started operations in April 2006 as a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint Telecom Limited is a holding company whose sole operating business in the United States was Flint Telecom, Inc. Flint Telecom Limited was a vehicle for the initial funding of Flint and for the development of the proprietary intellectual property (“IP”). The IP had been licensed to Flint for a nominal fee of $1.00 per year and was subsequently sold to Flint on October 1, 2008.

On October 1, 2008, Semotus Solutions, Inc. (“Semotus”) acquired substantially all of the assets and liabilities of Flint in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes Flint is considered the accounting acquirer in a reverse merger. The name was changed to Flint Telecom Group, Inc. The existing Semotus operations became a division of Flint Telecom Group, Inc. On December 12, 2008, Flint Telecom, Inc., which had changed its name to FTG Holdings, Inc., merged with and into Flint Telecom Group, Inc. so that Flint Telecom Group, Inc. is the surviving corporation.

Flint provides next generation turnkey voice, data and wireless services through partner channels primarily in the United States.  Flint offers a wholesale call platform for aggregating call traffic at cost competitive rates to other Carriers and distributes telecommunications services and products through its distribution channels.  Flint is headquartered in Boca Raton, Florida and operates nationwide as well as internationally.

The Semotus business division is a leading provider of enterprise application software connecting individuals wirelessly to critical business systems, urgent information and key processes. Semotus helps mobile employees make better and faster decisions, increases customer satisfaction, and improves efficiencies in business processes for shorter sales and service cycles. The wireless software products and professional services are all included in the HipLink family of software, which provide immediate mobile access and control of business-critical software applications, databases, networks and servers.

2. Basis of Presentation and Future Prospects
The accompanying condensed consolidated financial statements have been prepared by us, without audit and in accordance with the instructions to Form 10-Q and Regulation S-K. In the opinion of our management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended December 31, 2008 are not necessarily indicative of the results that may be expected for the year ending June 30, 2009. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. We believe that the disclosures provided are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our SEC Form 8-K/A filed on December 23, 2008.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business.  As reflected in the accompanying financial statements, Flint had a net loss of $8,548,598 and $9,694,544 for the three and six months ended December 31, 2008, respectively, negative cash flow from operating activities of $2,228,501 for the six months ended December 31, 2008, an accumulated stockholder’s deficit of $7,224,959 and a working capital deficit of $8,369,226 as of December 31, 2008. Also, as of December 31, 2008, the Company had limited liquid and capital resources. The Company is currently largely dependent upon obtaining sufficient short and long term financing in order to continue running its operations.

The foregoing factors raise substantial doubt about Flint’s ability to continue as a going concern. Ultimately, the Company’s ability to continue as a going concern is dependent upon its ability to attract new sources of capital, exploit the growing telecom services market in order to attain a reasonable threshold of operating efficiency and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.           Acquisition of Semotus Solutions, Inc.
In the quarter ended December 31, 2008, we acquired Semotus Solutions, Inc. (“Semotus”) through a reverse merger; Semotus issued to Flint Telecom, Inc. 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008 by and among Semotus, Flint and Flint Telecom Limited (the “Contribution Agreement”). Through the acquisition of Semotus, we acquired $492,796 in fair value of assets, $584,680 in liabilities and recorded $2,538,148, in goodwill.  Separate from the Contribution Agreement, as a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, we issued 8,410,000 shares of restricted common stock, vesting over a period of four years, to executive officers and key employees, and 3,508,000 shares of restricted common stock to Mr. LaPine. These shares of restricted common stock were valued at $8,938,500.   We recorded approximately $3,025,219 in expense in the three and six months ended December 31, 2008, related to the shares of restricted common stock granted to these executive officers, directors and key employees.

The following are condensed pro forma financial information as though the reverse merger with Semotus had occurred as of the beginning of the six months ended December 31, 2008 and 2007.

Flint Telecom Group, Inc.
Condensed Pro Forma Statement of Operations
(unaudited)
	Six Months ended December 31,
	2008	2007
Revenues	$6,443,028	$789,366
Net income (loss)	$(9,929,108)	$(1,190,583)
Net income (loss) per common share	$(0.28)	$(0.04)
Weighted average shares outstanding	34,459,214	28,460,094

4.           Recent Accounting Pronouncements

Statement No. 157
In September 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”); SFAS 157 establishes a formal framework for measuring fair value under GAAP.  It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.  Although SFAS 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards.  SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not believe that the adoption of SFAS 157 will have a material affect on our financial statements.

Statement No. 159
In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

Statement No. 141R
In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations” (“SFAS No. 141R”), which revises current purchase accounting guidance in SFAS No. 141, “Business Combinations”. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition. SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to business combinations occurring after adoption. The impact of SFAS No. 141R on the Company’s consolidated financial statements will depend on the nature and extent of the Company’s future acquisition activities.

Statement No. 160
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.

This Statement changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We do not believe that the adoption of SFAS 160 will have a material affect on our financial statements.

Interpretation No. 48
Financial Accounting Standards Board Interpretation No 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No 109, “Accounting for Income Taxes (“FIN 48”)” is effective for fiscal years beginning after December 15, 2006. FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company is evaluating the effects of FIN 48 for the 2008 fiscal year, but it does not believe that it has a liability for unrecognized tax benefits.

Management does not believe that there are any other recently-issued accounting pronouncements, but not yet effective accounting standards, which could have a material effect on the accompanying financial statements.

5.           Accounts Receivable and Concentration of Credit Risk

Two customers accounted for 42% and 43% of the Company’s revenue, respectively, for the three months ended December 31, 2008. Two customers accounted for 43% and 44% of the Company’s revenue, respectively, for the six months ended December 31, 2008.  Seven customers accounted for 73% of the accounts receivable at December 31, 2008, the largest of which accounted for 25% of the receivables. Two customers accounted for 64% and 23% of the

Company’s revenue, respectively, for the three months ended December 31, 2007. Two customers accounted for 54% and 34% of the Company’s revenue, respectively, for the six months ended December 31, 2007.

6.           Accounts Payable

Accounts payable at December 31, 2008 were $1,539,395. Seven vendors accounted for 62% of the payables at December 31, 2008, the largest of which accounted for 20% of the payables.

Although the company believes that it has adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental affect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental affect on that portion of Flint’s business.

7.           Property, Plant and Equipment
Flint has acquired $1,033,298 in equipment and has incurred $823,236 in principal amount of capital lease obligations primarily for computer and telephony equipment. Flint has completed  its wholesale call platform.  During the three months ended December 31, 2008, we made $112,651 in capital lease payments. During the six months ended December 31, 2008, we made $223,688 in capital lease payments. There were no capital lease obligations in the six months ended December 31, 2007. The future minimum payments under these capital leases are $225,302 in fiscal 2009 and $450,605 in fiscal 2010. The lease terms expire from November 2010 to June 2011. The interest rates range from 9.1% to 21.8%.

8.           Promissory and Convertible Notes
From June 30, 2007 to December 31, 2008, Flint has issued $2,707,000 principal amount of Promissory notes with Warrants, $3,661,646 principal amount of U.S. Dollar Convertible Promissory Notes and €1,475,000 principal amount of Euro Convertible Promissory Notes. Substantially all of the proceeds have been used for the expansion of Flint’s business, including capital expenditures and working capital.

U.S. Dollar Convertible Promissory Notes
The U.S. Dollar Convertible Promissory Notes were issued from December 2007 to June 30, 2008 to approximately 50 different individuals and entities with an interest rate of 12% and maturities ranging from six months to one year. The Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days. The conversion price for $910,146 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 20 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. $2,726,500 of the Notes have a conversion price of $0.275 per share.

As of December 31, 2008, a total of $793,472 in principal and interest was converted by the U.S. Dollar Convertible Promissory Notes into a total of 2,885,356 shares of restricted common stock.  As of February 13, 2009, a total of approximately $1,980,097 in principal and accrued interest was converted by the U.S. Dollar Convertible Promissory Notes into a total of 7,439,680 shares. A holder of one Note in the amount of $122,895 in principal and accrued interest that was not converted executed a six month extension to June 30, 2009. The remaining $1,918,855 was due back to the Note holders as of December 31, 2008, which to date has not yet been repaid; however, management is currently working on executing extensions with all of the remaining Note holders and we believe that all of the remaining Note holders will either sign extensions or convert the Notes without issuing default notices to us. Upon default, we are required to pay interest in cash to the Note holder, payable on demand, on the outstanding principal balance of the Note from the date of the default until the default is cured at the rate of the lesser of thirty percent (30%) per annum and the maximum applicable legal rate per annum. Upon default, the Note holders may at any time at their option declare the entire unpaid principal balance of the Note, together with all interest accrued hereon, immediately due and payable.

Euro Convertible Promissory Notes
The Euro Convertible Promissory Notes have been issued to one individual, Mr. Michael Butler, in two tranches each with an interest rate of 15%. The maturity is approximately 16 and 17 months based upon the tranche issued. Likewise, the Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days or ninety trading days depending on the tranche issued. Finally, the conversion price for €1,175,000 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 90 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. €300,000 of the Notes have a conversion price of $0.25 per share.

We incurred $168,492 of debt issuance costs related to the Convertible Notes and have amortized $162,982 of the costs through December 31, 2008. As of December 31, 2008, $742,250 of these Convertible Notes has been converted. As of October 29, 2008,, there was a beneficial conversion feature calculated for $3,462,008 of the convertible notes. These notes were analyzed after our common stock traded for twenty trading days. The equity feature of $1,635,647 of these notes still has not been valued since these notes require a 90 trading day period. $434,502 of the beneficial conversion feature has been expensed at December 31, 2008.

Promissory Notes with Warrants
During the three months ended September 30, 2008, Flint issued $1,502,500 of Promissory Notes. $1,202,500 of the Promissory Notes were issued to the Flint Telecom, Ltd. These notes have a 15% interest rate and mature on March 30, 2009. The warrants are exercisable into 1,202,500 common shares at $0.50 per share. The warrants expire on September 30, 2011.

Flint also issued $300,000 of Promissory Notes with Warrants to an individual on September 30, 2008. The Note has a 15% interest rate and matures on March 30, 2009. The warrants are exercisable into 300,000 common shares at $0.50 per share. The warrants expire on September 30, 2011.

During the three months ended December 31, 2008, Flint issued a $250,000 Promissory Note due March 30, 2009 to an individual with 250,000 warrants exercisable at $0.50 per share, expiring on November 10, 2011.

The warrant component of the promissory notes was valued at $1,132,869, The value was recorded as a discount to the promissory note and $1,132,869 was expensed through December 31, 2008. The following are the assumptions used for the Black Scholes calculation:

Expected term (in years)	Fiscal Year Ended 2009 1 – 1 ½ Yrs.
Weighted average volatility	185.09% – 214.36%
Expected dividend yield	--
Risk-free rate	1.27% – 2.28%

9.            STOCK-BASED COMPENSATION

During the quarter ended December 31, 2008, as part of the reverse merger with Semotus, we assumed Semotus’ 1996 and 2005 Stock Option Plans, as described in Semotus’ SEC Form 10K for the fiscal year ended March 31, 2008.

We adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” requiring us to recognize expense related to the fair value of its employee stock option awards. We recognize the cost of all share-based awards on a straight line vesting basis over the vesting period of the award. Total stock compensation expense recognized by us during the three and six months ended December 31, 2008 was $3,045,249.

We have estimated the fair value of our option awards granted on or after October 1, 2008 using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of our stock. We use actual data to estimate option exercises, forfeitures and cancellations within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Fiscal Year Ended
Black-Scholes -Based Option Valuation Assumptions	2009 4.0 – 7.0 yrs 193.0% - 222.6% 198.13% -- 2.77%
Expected term (in years)
Expected volatility
Weighted average volatility
Expected dividend yield
Risk-free rate

The following table summarizes the stock option transactions for the quarter ended December 31, 2008 based upon a closing stock price of $0.15 per share as of December 31, 2008:

Stock Options	Shares (#)	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life	Weighted Average Grant Date Fair Value ($)	Aggregate Intrinsic Value ($)
Outstanding at October 1, 2008	1,130,192	0.78	--	0.44	--
Granted	435,000	0.43	--	0.07	--
Exercised	--	--	--	--	--
Forfeited	5,000	0.21	--	0.17	--
Expired	32,250	10.23	--	8.30	--
Outstanding at December 31, 2008	1,527,942	0.67	6.19	0.34	--
Exercisable at December 31, 2008	990,783	0.70	4.67	0.45	--

The aggregate intrinsic value of options as of December 31, 2008 was zero, and is calculated as the difference between the exercise price of the underlying options and the market price of our common stock for the shares that had exercise prices that were lower than the $0.15 market price of our common stock at December 31, 2008, of which there were none.

No options were exercised during the three months ended December 31, 2008.

As a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, we issued 8,410,000 shares of restricted common stock, vesting over a period of four years, to executive officers and key employees. These shares of restricted common stock have a total value of $6,307,500; this value was calculated based upon the closing market price of our common stock on the date of grant, October 1, 2008, which was $0.75 per share.   We recorded approximately $3,045,249 in expense for the three and six months ended December 31, 2008, related to the 8,410,000 shares of restricted common stock granted to these employees.  We also amended Mr. LaPine’s employment agreement and issued to him 3,508,000 shares of restricted common stock, having a total value of $2,631,000; this value was calculated based upon the closing market price of our common stock on the date of grant, October 1, 2008, which was $0.75 per share. We recorded $2,631,000 in expense for the three and six months ended December 31, 2008, related to the 3,508,000 shares of restricted common stock issued to Mr. LaPine.

10.           Exchange Gains and Losses

Flint maintains certain bank accounts denominated in euros and has issued and outstanding €1,475,000 Convertible Notes. The reporting currency of Flint is the U.S. Dollar so that transactions and balances are translated into dollars. Flint recorded a $23,689 and $269,572 loss on translation for the three and six months ended December 31, 2008, respectively. There were no translation gains or losses for the three and six months ended December 31, 2007.

11.           Common Stockholder’s Equity

Under the Company’s Articles of Incorporation in July 2005, the Company was authorized to issue 3,000 shares of common stock. Effective October 1, 2008, as a result of the closing of the acquisition transaction by and among Flint and Semotus, and as approved by our stockholders, we filed an amendment to our articles of incorporation increasing our total authorized shares of common stock to 100,000,000. As of December 31, 2008, 46,254,432 shares were issued and outstanding.  There are no special voting or economic rights or privileges.

12.           Earnings (Loss) Per Share

In accordance with SFAS No. 128 "Earnings per Share" (EPS), we report Basic and Diluted EPS as follows: Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Since we incurred a net loss for the three and six months ended December 31, 2008, 24,262,188 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive. Since we incurred a net loss for the three and six months ended December 31, 2007, 1,993,500 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.

We reported a net loss of $14,461,879_and $15,607,826 for the three and six months ended December 31, 2008, respectively.  We reported a net loss of $526,113 and $1,072,860 for the three and six months ended December 31, 2007, respectively.

13.            Related Party Transactions
Flint has limited access to capital from either banking institutions or the capital markets. Consequently, it has loans from Flint Telecom Ltd, which is controlled by Mr. Browne, Flint’s CEO, and Mr. Butler, one of Flint’s board members. Flint, Ltd. also has a direct equity investment in Flint. The loan balance was $60,739 at December 31, 2008. The loan is for management fees owed to Flint, Ltd. The management fees are for the executive, operating and financial services provided by Flint, Ltd. to Flint. These functions, as well as the corporate strategy, are executed by the personnel at Flint, Ltd.. The investment from Flint, Ltd. was $1,062,883 at December 31, 2008. The investment is a direct result of the capital needed for the operations of Flint.

 In addition, €1,475,000 in Euro convertible notes are owed by Flint to Mr. Butler, and $1,175,000 in U.S. Dollar convertible notes are owed to Mr. Butler and his family members and affiliates. See Footnote 8 for more details on these notes.

14.           Commitments and Contingencies
We are not a party to any legal proceedings.

Flint assumed an operating lease for its facility in New York, N.Y. starting on April 1, 2008. The lease expires on May 1, 2010. The monthly base lease payment is $9,300 and there are additional payments owed for costs passed through by the landlord. Flint has paid $55,800 in lease payments for the six months ended December 31, 2008. The future minimum lease payments are $55,800 in fiscal 2009 and $93,000 in fiscal 2010.

Flint also has two operating leases for apartments in New York, N.Y. commencing 15th May 2008 and 1st June 2008. Both leases expire on 30th June 2009. The monthly base lease payments are $3,695 and $7,300 each. The future minimum lease payments are $22,170 and $43,800 for fiscal 2009. Flint also has four operating leases for furniture in New York, N.Y. starting 1st July 2008. The leases expire May 30, 2009. The combined monthly lease payments are $1,239.15. The future combined minimum lease payments are $6,195.75for fiscal 2009.

15.           Goodwill Impairment
In accordance with FASB 142, “Goodwill and Other Intangible Assets” we determined that the goodwill from the Semotus acquisition was impaired due to the disposition of the Semotus Business Division on January 29, 2009 (See Footnote 16, Subsequent Events, Semotus Business Disposition). The goodwill was recorded on October 1, 2008, the closing date of the Semotus acquisition (See Footnote 3, Semotus Acquisition) in the amount of $2,538,148, and was mainly associated with the Hiplink family of products.

16.           Subsequent Events
China Voice Acquisition
On January 29, 2009, five newly created, wholly owned subsidiaries of Flint Telecom Group, Inc. (“Flint”) merged with six wholly owned subsidiaries of China Voice Holding Corp. (“CHVC”) in exchange for 21,000,000 shares of our restricted common stock and $1,500,000 in cash, $500,000 of which was paid at the Closing, a second installment in the amount of $500,000 to be paid on February 12, 2009 and the remaining $500,000 to be paid on March 31, 2009, pursuant to the Merger Agreement.  The above summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to the Form 8-K that we filed on February 4, 2009.

The CHVC subsidiary companies that Flint acquired provide the following telecom services and / or distribute the following telecom products:
	CVC Int’l, Inc. was established in January 2007, and is a provider of wholesale VoIP telecommunications services located in South Florida.
	Cable and Voice Corporation was established on June 1, 2008, and is a master distributor of advanced broadband products and services located in Tampa, Florida.
	StarCom Alliance, Inc. was established in January 2008, and is a master distributor of prepaid cellular products and services.

Phone House Inc.  of Florida was established on March 6, 2008, Phone House, Inc. of California was established on June 12, 2001 (and subsequently acquired by CHVC in June 2007) and Dial-Tone Communication Inc. was established on July 19, 2007; each provides discount calling cards that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America,  Brazil,  Bangladesh,  and other countries throughout the world at significant savings.

As part of the closing of the transaction and in addition to the issuance of the common stock and cash paid as noted above, Flint also acquired 15,000,000 shares of restricted common stock of CHVC in exchange for $1,500,000, $750,000 of which will be paid on February 27, 2009 and the remaining $750,000 to be paid on April 30, 2009, pursuant to the CHVC Stock Purchase Agreement. Additionally, Flint issued a Promissory Note to CHVC dated January 29, 2009, in an amount of $7,000,000, pursuant to which Flint is obligated to make payments as follows: $2,333,333.33 on or before December 31, 2009; $2,333,333.33 on or before July 31, 2010, and $2,333,333.34, plus any remaining balance due on the Note on or before December 31, 2010 (the “Note”). The Note shall not bear any interest pre-default; The Note will bear interest at Eighteen percent (18%) per year for any period of time when a payment is past due. 15,000,000 shares of CHVC restricted common stock are attached to the Note as collateral, pursuant to a Security Agreement.  The foregoing description of the Stock Purchase Agreement, Note and Security Agreement are qualified in their entirety by reference to the full text of the Stock Purchase Agreement, Note and Security Agreement, a copy of which are filed as exhibits to the Form 8-K that we filed on February 4, 2009.

In order to finance the transaction, Flint simultaneously entered into a Common Stock and Warrant Purchase Agreement with Redquartz Atlanta, LLC (“Redquartz”), in which Flint sold to Redquartz 5,454,545 shares of Flint restricted common stock at $0.275 per share and issued 3,750,000 warrants to purchase shares of Flint’s common stock at $0.40 per share, having a three year term and a cashless exercise provision, in exchange for $1,500,000. Additionally, on January 29, 2009, Flint entered into a Stock Purchase Agreement with Mr. David Tracey, in which we sold 1,454,545 shares of restricted common stock at $0.275 per share to Mr. Tracey in exchange for $400,000. The foregoing description of the common stock and warrant purchases are qualified in their entirety by reference to the full text of the Common Stock and Warrant Purchase Agreement, the Warrant Certificate and the Stock Purchase Agreement, copies of which are filed as exhibits to the Form 8-K that we filed on February 4, 2009.

Semotus Business Disposition
Additionally, on January 29, 2009, Flint sold all of the assets and liabilities of its ‘Semotus Business’ or ‘Solutions Division’ to Mr. Anthony LaPine for 3,508,000 shares of restricted common stock of Flint owned by Mr. LaPine. Mr. LaPine exercised his right to purchase the Semotus Business/Solutions Division from Flint, in accordance with Section 8.2(f) of the Contribution Agreement by and among Semotus Solutions, Inc. (now named Flint Telecom Group, Inc., and referred to as “Flint”) and Flint Telecom, Inc. dated April 23, 2008, in exchange for 3,508,000 shares of restricted common stock of Flint owned by Mr. LaPine.  This transaction was further clarified and consummated by the Agreement and Plan of Corporate Separation and Reorganization by and among Flint and Semotus, Inc. executed as of January 29, 2009, pursuant to which Flint transferred all of the assets and properties, subject to all the liabilities, debts, obligations and contracts, of the Solutions Division to Semotus, Inc. in exchange for Mr. LaPine’s 3,508,000 shares of restricted common stock of Flint. The “Semotus Business”, as set forth in Section 7.18 of the Contribution Agreement, is defined as the operations of Semotus as conducted immediately prior to the acquisition transaction of Flint that closed on October 1, 2008, and does not reflect the business operations of Flint acquired in connection with that transaction.

Management and Board of Directors Changes
Effective January 29, 2009, we appointed Mr. Bill Burbank as our President, Chief Operating Officer and as a new member to our Board of Directors.  Additionally, on January 29, 2009, we appointed Stephen Keaveney and Garrett A. Sullivan as new members of our Board of Directors.  To effectuate these new board appointments, our board of directors took such actions as was necessary to increase the size of the Flint board of directors to seven directors, with the vacancies created by such board increase filled by Mr. Burbank, Mr. Keaveney and Mr. Sullivan. Neither Mr. Burbank nor Mr. Keaveney qualify as “independent” directors, as that term is defined by the NASDAQ Stock Market and the SEC, and they will not be serving on any Board Committees.  Also effective as of January 29, 2009, we appointed John Iacovelli as our Chief Technology Officer and Jose Ferrer as our Executive Vice President of Business Development.

Please see our SEC Form 8-K filed on February 4, 2009 for a description of the business experience of Messrs. Burbank, Keaveney, Sullivan, Iacovelli and Ferrer for at least the past five years and a description of their terms of employment compensation.

U.S. Dollar Convertible Promissory Note Conversions and Extensions
From January 1, 2009 to February 13, 2009, a total of approximately $1,186,625 in principal and accrued interest was converted by the U.S. Dollar Convertible Promissory Notes into a total of 4,554,324 shares. A holder of one Note in the amount of $122,895 in principal and accrued interest that was not converted as of December 31, 2008 executed a six month extension to June 30, 2009. The remaining $1,918,855 was due back to the Note holders as of December 31, 2008, which to date has not yet been repaid; however, management is currently working on executing extensions with all of the remaining Note holders and we believe that all of the remaining Note holders will either sign extensions or convert the Notes without issuing default notices to us. Upon default, the Note holders may at any time at their option declare the entire unpaid principal balance of the Note, together with all interest accrued hereon, immediately due and payable.

CVC INTERNALTIONAL, INC, PHONE HOUSE, INC.(CA),
PHONE HOUSE, INC.(FL), DIAL-TONE COMMUNICATIONS, INC.
CABLE AND VOICE CORPORATION, STARCOM ALLIANCE,INC.

COMBINED BALANCE SHEETS

	June,30
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$560,664	$86,239
Accounts receivable (net)	1,743,109	472,805
Inventories	252,262	273,277
Prepaid expenses and other current assets	29,152	-
Deposits	26,583	-

Total Current Assets	2,611,769	832,321

Property and equipment (net)	205,845	-
Goodwill	763,250	-
Other intangibles, net	121,875	-

TOTAL ASSETS	$3,702,739	$832,321

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts payable	$1,810,975	$751,475
Due to related parties	1,433,307	-
Other current liabilities	56	-

Total Current Liabilities	3,244,337	751,475

TOTAL LIABILITIES	3,244,337	751,475

Members' Equity
Members' equity	94,373	47,439
Accumulated earnings	364,029	33,407
TOTAL MEMBERS' EQUITY	458,402	80,846
TOTAL LIABILITIES & MEMBERS' EQUITY	$3,702,739	$832,321

The accompanying notes are an integral part of the statements.

CVC INTERNATIONAL, INC, PHONE HOUSE, INC. (CA),
PHONE HOUSE, INC. (FL), DIAL-TONE COMMUNICATIONS, INC.
CABLE AND VOICE CORPORATION, STARCOM ALLIANCE, INC.

COMBINED STATEMENTS OF OPERATIONS

	For the Year Ended
	June,30
	2008	2007

Sales	$34,362,878	$812,212
Cost of revenues	33,868,879	716,494

Gross profit	493,999	95,718

Operating Expenses:
Selling, general and administration expenses	532,064	97,594
Total operating expenses	532,064	97,594

Loss from operations	(38,065)	(1,875)

Other income
Refund on federal excise tax	361,182	-
Other nonoperating income	7,505	-
Total other income	368,687	-

Income (loss) before income taxes	330,623	(1,875)

Income taxes	-	-

Net income (loss)	$330,623	$(1,875)

The accompanying notes are an integral part of the statements.

CVC INTERNATIONAL, INC, PHONE HOUSE,INC.(CA),
PHONE HOUSE,INC.(FL), DIAL-TONE COMMUNICATIONS, INC.
CABLE AND VOICE CORPORATION, STARCOM ALLIANCE, INC.

COMBINED STATEMENTS OF MEMBERS' EQUITY

			Total
	Members'	Accumulated	Members'
	Equity	Earnings	Equity

Balance, June 30, 2006	$47,439	$35,282	$82,721

Net loss for the year	-	(1,875)	(1,875)

Balance, June 30, 2007	47,439	33,407	80,846

Registered capital	46,934	-	46,934

Net income for the year	-	330,623	330,623

Balance, June 30, 2008	$94,373	$364,029	$458,402

The accompanying notes are an integral part of the statements.

CVC INTERNATIONAL, INC, PHONE HOUSE, INC. (CA),
PHONE HOUSE, INC. (FL), DIAL-TONE COMMUNICATIONS, INC.
CABLE AND VOICE CORPORATION,STARCOM ALLIANCE, INC.

COMBINED STATEMENTS OF CASH FLOWS
	For the Year Ended
	June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$330,623	$(1,875)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
Operating activities:
Depreciation and amortization	15,202	-

Changes in assets and liabilities:
Accounts receivable	(1,270,304)	(472,805)
Inventories	21,016	(273,276)
Prepaid expenses and other current assets	(29,152)	-
Deposits	(26,583)	-
Accounts payable and accrued expenses	1,059,500	751,475
Other current liabilities	56	-
Due to related parties	393,307	-

NET CASH PROVIDED BY OPERATING ACTIVITIES	493,664	3,518

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(66,172)	-

NET CASH FLOWS (USED IN) INVESTING ACTIVITIES	(66,172)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase of registered capital	46,934	-

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	46,934	-

NET INCREASE IN CASH	474,425	3,518

CASH - beginning of year	86,239	82,721

CASH - end of year	$560,664	$86,239

The accompanying notes are an integral part of the statements.

CVC INTERNATIONAL, INC,   PHONE HOUSE, INC. (CA),
PHONE HOUSE, INC. (FL), DIAL-TONE COMMUNICATIONS, INC,
CABLE AND VOICE CORPORATION,   STARCOM ALLIANCE, INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

NOTE 1 – DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Combined Financial Statements

These combined financial statements include the following companies: (i) CVC International, Inc. (“CVC International”), (ii) Phone House, Inc. (CA) (“PhoneHouse CA”), (iii) Phone House, Inc. (FL) (“PhoneHouse FL”), (iv) Cable and Voice Corporation (“Cable and Voice”), (v) StarCom Alliance, Inc. (“StarCom”), and (vi) Dial-Tone Communications, Inc. (“Dial-Tone”), which are hereinafter referred to as (“Acquisition Companies”).  These Companies were previously wholly owned subsidiaries of China Voice Holding Corp (“CHVC”). On January 29, 2009, under the Agreement and Plan of Merger and a Stock Purchase Agreement (“Merger Agreements”) between CHVC and Flint Telecom Group, Inc. (“Flint”), the Acquisition Companies have merged into subsidiaries of Flint.

Description of Business

The Acquisition Companies are managed from the corporate office in Boca Raton, Florida.  A description of each of the businesses follows:

CVC International provides wholesale VoIP telecommunications services to other telecommunication operators.  CVC International’s Network Operations Center is based in Florida and utilizes a next generation Enhanced Services platform that is monitored 24 hours per day. CVC International provides wholesale termination to fixed line, mobile, wholesale and VoIP carriers as well as calling card providers, Internet Service Providers and content providers on both domestic and international routes.  Effectively, CVC International acts as a middleman between a phone company and a point of termination by placing its own hardware in a telecommunications hub. It generates revenue by originating calls  or terminating calls through its hub based network.

PhoneHouse CA, Phonehouse FL and Dial-Tone provide calling cards that enable users who purchase cards in the United States to call between international destinations at significant savings. These calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States.

StarCom is a master distributor of prepaid cellular products.  StarCom’s products provide customers with reduced calling rates for both national and international destinations. StarCom’s prepaid products include cellular phones, cellular calling cards, wireless Bluetooth products and refill pins. Starcom’s products enable customers to better manage their mobile costs, and to have certain features and flexibility that the post-paid services do not offer.

Cable and Voice is a value-added distributor of advanced broadband products and services. Cable and Voice Corporation delivers broadband, VoIP and wireless products to enterprise, government, and service providers throughout the world.  Cable and Voice’s products include cable modems, DSL/ADSL modems, UPS units, adapters, WIFI and cellular wireless hardware and related software.

Basis of Combination – The combined financial statements include 100% of the assets, liabilities, revenues, expenses and cash flows of CVC International, PhoneHouse CA, PhoneHouse FL, Cable and Voice, StarCom, and Dial-Tone. All intercompany accounts and transactions have been eliminated.

Use of Estimates – The preparation of the combined financial statements is in conformity with accounting principles generally accepted in the United States that requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto.  Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying combined financial statements include accounting for depreciation and amortization, valuation of goodwill and other intangibles, business combinations, equity transactions, and contingencies.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Acquisition Companies consider all highly liquid accounts with an original maturity date of three months or less to be cash equivalents.  The Acquisition Companies maintain bank accounts in US banks, which may at times, may exceed federally insured limits.  The Acquisition Companies have not experienced any losses on such accounts and believe it is not exposed to any significant risk on bank deposit accounts.

Accounts Receivable

Accounts receivable represent amounts currently due to the Acquisition Companies under contractual obligations for services performed, or products sold.  When necessary, the Acquisition Companies evaluate and maintain an allowance for these accounts to reduce such balances to the amount deemed collectible.  The allowance for doubtful accounts is based on the Acquisition Companies’ assessment of collectability of these accounts.  The Acquisition Companies regularly review the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect the a customer’s ability to collect the amounts owed.  Delinquent accounts are written off when it is determined that the amounts are uncollectible.  At June 30, 2008 and 2007, the allowance for doubtful accounts were $30,459 and $Nil, respectively.

Inventories

Inventories consist of finished goods and are valued at the lower of cost or market using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and any impairment loss where the recoverable amount of the asset is estimated to be lower than its carrying amount.  The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to working condition for its intended use.  Expenditures for additions, improvements and renewals are capitalized and normal expenditures for maintenance and repairs are charged to the income statement whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets.  When assets are sold or retired, their cost and accumulated depreciation are removed from the financial statements and any gain or loss resulting from their disposal is included in the income statement.  Depreciation is provided using the straight line method over the estimated useful lives of the related assets, ranging from 3 – 5 years, or over the lesser of the term

Business Combinations

The Acquisition Companies account for business combinations in accordance with Statement of Financial Accounting Standard No. 141, “Business Combinations” (SFAS No. 141).  SFAS No. 141 requires that the purchase method of accounting be used for all business combinations.  SFAS No. 141 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually by comparing carrying value to the respective fair value in accordance with the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142).  This pronouncement also requires that the intangible assets with estimated useful lives be amortized over their respective estimated useful lives.

Goodwill and Other Intangible Assets

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” the Acquisition Companies test its goodwill for impairment at least annually by comparing the fair value of these assets to their carrying values.  As a result of such tests, the Acquisition Companies may be required to record impairment charges for these assets if in the future their carrying values exceed their fair values.

Other intangible assets are amortized using the straight-line method over their estimated useful period of 10 years.  We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

Impairment of Long Term Assets and Other Intangible Assets

The Acquisition Companies review the carrying value of long term assets, including intangible assets consisting primarily of goodwill, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Acquisition Companies assess recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition.  If the future net cash flows are less than the carrying value of the assets, an impairment loss is recorded equal to the difference between the asset’s carrying value and its fair value.  As of June 30, 2008 and 2007, management determined that no impairment was necessary.

Leases

The Acquisition Companies lease office space, warehouses and store locations.  Certain leases contain scheduled rent increases, and may include an initial period of free or reduced rent as an inducement to enter into the lease agreement (“rent holidays”).  The Acquisition Companies recognize rental expense for rent increases and rent holidays on a straight-line basis over the terms of the underlying leases, without regard to when rent payments are made.  The calculation of straight-line rent is based on the “reasonably assured” lease term as defined in SFAS No. 98, Accounting for Leases:  Sale-Leaseback Transactions Involving Real Estate, Sales Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases – an amendment of FASB Statements No. 13, 66 and 91 and a rescission of SFAS Statement No. 26 and Technical Bulletin No. 79-11.  This amended definition of the lease term may exceed the initial non-cancelable lease term.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Income Taxes

The Acquisition Companies recognize deferred tax assets and liabilities for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

Revenue Recognition

Revenue from calling cards, prepaid cellular products and broadband hardware sales are recognized upon delivery or shipment of the hardware to broadband service providers at which time title is passed; there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exits; the sales price is fixed and determinable; and collectability is deemed probable. The Acquisition Companies recognize revenues based on Gross Revenues Reporting pursuant to EITF 99-19.

Revenue from telecommunications services is recognized when the services are provided.

Revenue from installation contracts is recognized on the completed contract method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications and has been accepted by the customer.

Cost of Revenue

Costs directly related to the production of revenue are categorized as a cost of revenue. These costs are the cost of call generation, including transmission and termination, network charges including access costs, lease and right-of-way charges and other third party fulfillment costs, and other telecommunication fees, such as emergency 911 service fees.

Shipping and Handling Costs

Shipping and handling costs are included in cost of revenues.   Shipping and handling costs invoiced to customers, if any, are included in revenues.

Segmental Reporting

SFAS No. 131,"Disclosures about Segments of an Enterprise and Related   Information" establishes   standards for reporting information about operating segments on a basis consistent with the Acquisition Companies’ internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Acquisition Companies have three reportable segments: telecommunications services, calling card distribution, and advanced broadband hardware distribution.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”); SFAS 157 establishes a formal framework for measuring fair value under GAAP.  It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.  Although SFAS 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards.  SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The
Acquisition Companies do not believe that the adoption of SFAS 157 will have a material affect on our financial statements.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The
Acquisition Companies do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations”   (“SFAS No. 141R”), which revises current purchase accounting guidance in SFAS
No. 141, “Business Combination s ”. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition.
SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to business combinations occurring after adoption. The impact of SFAS No. 141R on the Acquisition Companies’ combined financial statements will depend on the nature and extent of the Acquisition
Companies’ future acquisition activities.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.

This Statement changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Acquisition
Companies do not believe that the adoption of SFAS 160 will have a material affect on our financial statements.

Financial Accounting Standards Board Interpretation No 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No 109, “Accounting for Income Taxes (“FIN 48”)”
is effective for fiscal years beginning after December 15, 2006. FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company is evaluating the effects of FIN 48 for the 2008 fiscal year, but it does not believe that it has a liability for unrecognized tax benefits.

On October 10, 2008, the FASB issued FSP No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. This FASB Staff Position (FSP) clarifies the application of FASB Statement No. 157, Fair Value Measurements (“Statement 157”), in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset under those circumstances. Statement 157 was issued in September 2006, and is effective for financial assets and financial liabilities for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Acquisition Companies have adopted FSP 157-3 and determined that it had no material impact as of December 31, 2008 on our financial statements, and we will continue to evaluate the impact, if any, of FSP 157-3 on our financial statements.

In January 2009, FASB released final FSP No. EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20. According to FASB, the FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment (OTTI) has occurred. The FSP is effective for interim and annual reporting periods ending after December 15, 2008, and shall be applied prospectively. Retrospective application to a prior interim or annual reporting period is not permitted. The Acquisition Companies are currently evaluating the requirements of FSP No. EITF 99-20-1.

Management does not believe that there are any other recently-issued accounting pronouncements, but not yet effective accounting standards, which could have a material effect on the accompanying combined financial statements.

NOTE 2 - BUSINESS COMBINATIONS

On March 31, 2008, CVC International acquired all of the assets of Brilliant Telecom Group, LLC ("Brilliant Assets") a termination service provider.  CHVC issued 1,000,000 shares of common stock at closing.  CVC International has valued the Brilliant Assets at $1,040,000.

The following table presents the allocation of the acquisition cost of the Brilliant Assets, including the assets acquired and liabilities assumed, based on their fair value:

Software                                   $           125,000
Property and equipment                     151,750
Goodwill                                                763,250
                                                           ----------------
Total assets acquired                       1,040,000

Total liabilities assumed                        None
                                                           -----------------

 Net assets acquired                  $      1,040,000
                                                        ===========

NOTE 3 - BUSINESS SEGMENT INFORMATION

The Acquisition Companies have three reportable segments:  telecommunications services, calling card distribution, and advanced broadband hardware distribution.

The accounting policies for the segments are the same as those described in the summary of significant accounting policies. Information about operations by business segment, as of and for the years ended June 30, 2008 and 2007 is as follows:

For the year ended June 30, 2008:
		Advanced Broadband
	Telecommunications Services	Calling Card Distribution	Hardware Distribution	Total
Revenues	$2,882,718	$31,446,243	$33,917	$34,362,878
Gross profit	177,598	308,884	7,517	493,999
Depreciation and amortization	(15,202)	--	--	(15,202)
Net income (loss)	9,663	324,041	(3,081)	330,623
Capital expenditures	--	--	--	--
Identifiable assets	460,119	2,311,614	45,881	2,817,614
Goodwill	763,250	--	--	763,250
Other intangible assets, net	121,875	--	--	121,875

                   For the year ended June 30, 2007:
		Advanced Broadband
	Telecommunications Services	Calling Card Distribution	Hardware Distribution	Total
Revenues	$93,088	$719,124	$--	$812,212
Gross profit	8,775	86,943	--	95,718
Depreciation and amortization	--	--	--	--
Net loss	(1,865)	(10)	--	(1,875)
Capital expenditures	--	--	--	--
Identifiable assets	2,125	830,196	--	832,321
Other intangible assets, net	--	--	--	--

NOTE 4 - PROPERTY AND EQUIPMENT

Major categories of property and equipment consisted of the following:
	June 30,
	2008	2007

Computer equipment	$188,842	$-
Furniture, fixtures and equipment	29,080	-
	217,922	-
Less: accumulated depreciation and amortization	(12,077)	-
Net:	$205,845	$-
For the years ended June 30, 2008 and 2007, depreciation expense amounted to $12,077 and $Nil, respectively.

NOTE 5 – GOODWILL AND OTHER INTANGIBLE ASSETS

In accordance with Statement of Financial Accounting Standards No. 142 (SFAS No. 142), the Acquisition Companies perform an evaluation of the fair values of operating segments annually and more frequently if an event occurs or circumstances change that may indicate that the fair value of a reporting unit is less than the carrying amount.

The Acquisition Companies’ balance sheet reflects goodwill of $763,250 and $Nil as of June 30, 2008 and 2007, respectively.

Other identifiable intangible assets consist of the acquired licenses to provide telecom services.  Other intangible assets consisted of the following:

	Lives	June, 30 2008	June 30,2007

Computer software	10 Years	$125,000	_ $_ _ ______-
		125,000	-
Less accumulated amortization		(3,125)	-
		$121,875	$-
For the years ended June 30, 2008 and 2007, amortization expense amounted to $3,125 and $Nil, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating Leases

Phone House CA's rent expense amounted to $38,277 and $Nil for the years ended June 30, 2008 and 2007, respectively.  Phone House CA's has a long-term non-cancelable lease commitment for an office which expires in 2010. The minimum rental commitment under the non-cancelable long-term operating lease during the next two years is as follows:

              2009                                $        42,000
              2010                                          54,400
                                                       ----------------
              Total                                $        96,400
                                                   ===========

NOTE 7 - RELATED PARTY TRANSACTIONS

Due to Related Parties

Certain companies owned or controlled by a major shareholder, director and parent Company, and other related parties have loaned funds to the Acquisition Companies for working capital purposes. These advanced funds are due on demand and bear no interest.  The balance of due to related parties as of June 30, 2008 and 2007 was $1,433,307 and $Nil, respectively.

NOTE 8 - CONCENTRATION OF RISK

StarCom and Phone House FL relied on one customer for approximately $13,640,000 or 100% and $1,520,000 or 100% respectively of revenue for the year ended June 30, 2008.  At June 30, 2008, the total accounts receivable from these two customers was $724,444.  Except for StarCom and Phone House FL, none of other Acquisition Companies has any individual customers or group of customers from which revenues exceeded 10% of total revenues for the year ended June 30, 2008 and 2007

NOTE 9 – INCOME TAXES

The Acquisition Companies’ parent and their U.S. subsidiaries are subject to applicable Federal, State and Local tax statutes.

The components of income (loss) before income tax consist of the following:

	2008	2007

Income (loss) from operations	$330,623	$(1,875)

The provision (benefit) for income taxes is composed of the following:

	2008	2007
Current:
Federal	$112,000	$-
State	16,400	-
Others	(128,400)	--
Deferred:
Federal	-	-
State	-	-
	$-	$-

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following tax effects of temporary differences give effect to the following deferred tax assets and liabilities as of June 30, 2008:

Deferred tax asset	$-

Deferred tax liabilities:	-
$-

NOTE 10–FEDERAL TELEPHONE EXERCISE TAX REFUND

The federal Telephone exercise tax refund is a one-time payment available on Phone House, Inc.(CA) 2006 federal income tax return, designed to refund previously collected federal exercise taxes on long-distance or bundled service. It is available to anyone who paid such taxes on landline, wireless, or Voice over Internet Protocol (VoIP) service. The IRS will refund the taxes paid on long-distance or bundled service billed to taxpayers for the period after February 28, 2003 and before August 1, 2006. The federal telephone exercise tax refund associated with Phone House, Inc. (CA) was recorded under the Other Income, and amounted  $361,182 and $Nil for the years ended June 30, 2008 and 2007 respectively.

NOTE 11– SUBSEQUENT EVENTS

On January 29, 2009, China Voice Holding Company (“CHVC”) entered into an Agreement and Plan of Merger and a Stock Purchase Agreement (“Merger Agreements”) with Flint Telecom Group, Inc. (“Flint”), a U.S. Telecommunications Technology and Services Company, which is traded on the OTC bulletin board market under the ticker symbol FLTT.

Under the Merger Agreements, the six wholly owned subsidiaries of CHVC that are the subject of this report were acquired by Flint on January 29, 2009. The six companies include CVC International, Phone House CA, Phone House FL, Cable and Voice, StarCom and Dial-Tone (“Acquisition Companies”).  As of January 29, 2009, the Acquisition Companies have become wholly owned subsidiaries of Flint.  The Acquisition Companies accounted for sales of $34,362,878 in the year ended June 30, 2008 and representing 97.4% of the parent Company’s sales.

CVC INTERNALTIONAL, INC, PHONE HOUSE, INC.(CA),
PHONE HOUSE, INC.(FL), DIAL-TONE COMMUNICATIONS, INC.
CABLE AND VOICE CORPORATION, STARCOM ALLIANCE,INC.

CONDENSED COMBINED BALANCE SHEETS

	December 31,	June 30,
	2008	2008
ASSETS	(unaudited)	(audited)
Current Assets
Cash and cash equivalents	$331,000	$560,664
Accounts receivable (net)	2,278,690	1,743,109
Inventories	410,077	252,262
Prepaid expenses and other current assets	74,549	29,152
Due from related parties	117,859	26,583
Deposits	34,172	-

Total Current Assets	3,246,347	2,611,769

Property and equipment (net)	267,236	205,845
Goodwill	763,250	763,250
Other intangibles, net	115,625	121,875

TOTAL ASSETS	$4,392,458	$3,702,739

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts payable	$2,374,661	$1,810,975
Due to related parties	946,295	1,433,307
Other current liabilities	859	56

Total Current Liabilities	3,321,815	3,244,337

TOTAL LIABILITIES	3,321,815	3,244,337

Members' Equity
Members' equity	94,373	94,373
Accumulated earnings	976,270	364,029
TOTAL MEMBERS' EQUITY	1,070,643	458,402
TOTAL LIABILITIES & MEMBERS' EQUITY	$4,392,458	$3,702,739

The accompanying notes are an integral part of the statements.

CVC INTERNALTIONAL, INC, PHONE HOUSE, INC.(CA),
PHONE HOUSE, INC.(FL), DIAL-TONE COMMUNICATIONS, INC.
CABLE AND VOICE CORPORATION, STARCOM ALLIANCE,INC.

CONDENSED COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	December,31		December,31
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Sales	$13,395,765	$6,305,650	$29,211,580	$11,563,621
Cost of revenues	13,039,470	6,153,878	28,586,518	11,224,483

Gross profit	356,296	151,772	625,061	339,138

Operating Expenses:
Selling, general and administration expenses	217,799	126,614	441,868	235,347
Total operating expenses	217,799	126,614	441,868	235,347

Income from operations	138,496	25,158	183,194	103,791

Other income
Refund on federal excise tax	382,548	-	382,548	-
Interest income	144	-	144	-
Interest expenses	(28)	-	(28)	-
Other nonoperating income	24,076	-	46,384	-
Total other income	406,739	-	429,048	-

Income before income taxes	545,236	25,158	612,242	103,791

Income taxes	63,000	-	-	-

Net income	$482,236	$25,158	$612,242	$103,791

The accompanying notes are an integral part of the statements.

CVC INTERNALTIONAL, INC, PHONE HOUSE, INC.(CA),
PHONE HOUSE, INC.(FL), DIAL-TONE COMMUNICATIONS, INC.
CABLE AND VOICE CORPORATION, STARCOM ALLIANCE,INC.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	December 31,
	2008	2007
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$612,242	$103,791
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
Depreciation and amortization	36,096	-

Changes in assets and liabilities:
Accounts receivable	(535,582)	(422,488)
Inventories	(157,815)	41,360
Prepaid expenses and other current assets	(45,397)	(3,200)
Deposits	(7,589)	(40,000)
Accounts payable and accrued expenses	563,686	143,110
Other current liabilities	803	-
Due from related parties	(117,859)	-
Due to related parties	(487,012)	216,400

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(138,427)	38,973

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(91,237)	-

NET CASH FLOWS (USED IN) INVESTING ACTIVITIES	(91,237)	-

CASH FLOWS FROM FINANCING ACTIVITIES:	-	-

NET INCREASE (DECREASE) IN CASH	(229,664)	38,973

CASH - beginning of period	560,664	86,239

CASH - end of period	$331,000	$125,212

The accompanying notes are an integral part of the statements.

CVC INTERNATIONAL, INC,   PHONE HOUSE, INC. (CA),
PHONE HOUSE, INC. (FL), DIAL-TONE COMMUNICATIONS, INC,
CABLE AND VOICE CORPORATION,   STARCOM ALLIANCE, INC.

CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2008 AND 2007
(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Combined Financial Statements

These combined financial statements include the following companies: (i) CVC International, Inc. (“CVC International”), (ii) Phone House, Inc. (CA) (“PhoneHouse CA”), (iii) Phone House, Inc. (FL)
(“PhoneHouse FL”), (iv) Cable and Voice Corporation (“Cable and Voice”), (v) StarCom Alliance, Inc. (“StarCom”), and (vi) Dial-Tone Communications, Inc. (“Dial-Tone”), which are hereinafter referred to as (“Acquisition Companies”).  These Companies were previously wholly owned subsidiaries of China Voice Holding Corp (“CHVC”). On January 29, 2009, under the Agreement and Plan of Merger and a Stock Purchase Agreement (“Merger Agreements”) between CHVC and Flint Telecom Group, Inc. (“Flint”), the Acquisition Companies have merged into subsidiaries of Flint.

Description of Business

The Acquisition Companies are managed from the corporate office in Boca Raton, Florida.  A description of each of the businesses follows:

CVC International provides wholesale VoIP telecommunications services to other telecommunication operators.  CVC International’s Network Operations Center is based in Florida and utilizes a next generation Enhanced Services platform that is monitored 24 hours per day. CVC International provides wholesale termination to fixed line, mobile, wholesale and VoIP carriers as well as calling card providers, Internet Service Providers and content providers on both domestic and international routes.  Effectively, CVC International acts as a middleman between a phone company and a point of termination by placing its own hardware in a telecommunications hub. It generates revenue by originating calls or terminating calls through its hub based network.

PhoneHouse CA, Phonehouse FL and Dial-Tone provide calling cards that enable users who purchase cards in the United States to call between international destinations at significant savings. These calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States.

StarCom is a master distributor of prepaid cellular products.  StarCom’s products provide customers with reduced calling rates for both national and international destinations. StarCom’s prepaid products include cellular phones, cellular calling cards, wireless Bluetooth products and refill pins. Starcom’s products enable customers to better manage their mobile costs, and to have certain features and flexibility that the post-paid services do not offer.

Cable and Voice is a value-added distributor of advanced broadband products and services. Cable and Voice Corporation delivers broadband, VoIP and wireless products to enterprise, government, and service providers throughout the world.  Cable and Voice’s products include cable modems, DSL/ADSL modems, UPS units, adapters, WIFI and cellular wireless hardware and related software.

Unaudited financial statements

The accompanying unaudited condensed combined financial statements for the six months ended December 31, 2008 and 2007 have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The accompanying condensed financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented.  The unaudited condensed combined financial statements include the accounts of CVC International, PhoneHouse CA, PhoneHouse FL, Cable and Voice, Star Com, and Dial-Tone.  These unaudited condensed combined financial statements should be read in conjunction with the financial statements for the years ended June 30, 2008 and 2007, and notes thereto, contained in these unaudited condensed combined financial statements.  The results of operations for the six months ended December 31, 2008 are not necessarily indicative of the results for the full year ending June 30, 2009.

Basis of Combination – The combined financial statements include 100% of the assets, liabilities, revenues, expenses and cash flows of CVC International, PhoneHouse CA, PhoneHouse FL, Cable and Voice, StarCom, and Dial-Tone. All intercompany accounts and transactions have been eliminated.

Use of Estimates – The preparation of the combined financial statements is in conformity with accounting principles generally accepted in the United States that requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto.  Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying combined financial statements include accounting for depreciation and amortization, valuation of goodwill and other intangibles, business combinations, equity transactions, and contingencies.

Summary of Significant Accounting Policies

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and any impairment loss where the recoverable amount of the asset is estimated to be lower than its carrying amount.  The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to working condition for its intended use.  Expenditures for additions, improvements and renewals are capitalized and normal expenditures for maintenance and repairs are charged to the income statement whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets.  When assets are sold or retired, their cost and accumulated depreciation are removed from the financial statements and any gain or loss resulting from their disposal is included in the income statement. Depreciation is provided using the straight line method over the estimated useful lives of the related assets, ranging from 3 – 5 years, or over the lesser of the term of the lease or the estimated useful life of the assets under lease. For the six months ended December 31, 2008 and 2007, depreciation expense amounted to $29,846 and $Nil, respectively.

Goodwill and Other Intangible Assets

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” the Acquisition Companies test its goodwill for impairment at least annually by comparing the fair value of these assets to their carrying values.  As a result of such tests, the Acquisition Companies may be required to record impairment charges for these assets if in the future their carrying values exceed their fair values.  The Acquisition Companies’ balance sheet reflects goodwill of $763,250 and $Nil as of December 31, 2008 and 2007, respectively.

Other intangible assets are amortized using the straight-line method over their estimated useful period of 10 years.  We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. For the six months ended December 31, 2008 and 2007, amortization expense amounted to $6,250 and $Nil, respectively.

Impairment of Long Term Assets and Other Intangible Assets

The Acquisition Companies review the carrying value of long term assets, including intangible assets consisting primarily of goodwill, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Acquisition Companies assess recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition.  If the future net cash flows are less than the carrying value of the assets, an impairment loss is recorded equal to the difference between the asset’s carrying value and its fair value.  As of December 31, 2008 and 2007, management determined that no impairment was necessary.

NOTE 2 - BUSINESS COMBINATIONS

On March 31, 2008, CVC International acquired all of the assets of Brilliant Telecom Group, LLC ("Brilliant Assets") a termination service provider.  CHVC issued 1,000,000 shares of common stock at closing.  CVC International has valued the Brilliant Assets at $1,040,000.

The following table presents the allocation of the acquisition cost of the Brilliant Assets, including the assets acquired and liabilities assumed, based on their fair value:

Software	$125,000
Property and equipment	151,750
Goodwill	763,250
Total assets acquired	1,040,000

Total liabilities assumed	--
Net assets acquired	$1,040,000

NOTE 3 - BUSINESS SEGMENT INFORMATION

The Acquisition Companies have three reportable segments:  telecommunications services, calling card distribution, and advanced broadband hardware distribution.

The accounting policies for the segments are the same as those described in the summary of significant accounting policies. Information about operations by business segment, as of and for the six months ended December 31, 2008 and 2007 is as follows:

For the six months ended December 31, 2008
		Advanced Broadband
	Telecommunications Services	Calling Card Distribution	Hardware Distribution	Total
Revenues	$1,908,023	$26,448,479	$855,078	$29,211,580
Gross profit	143,653	254,487	226,921	625,061
Depreciation and amortization	(36,096)	--	--	(36,096)
Net income	24,917	465,913	121,412	612,242
Capital expenditures	--	--	--	--
Identifiable assets	526,719	2,494,398	492,446	3,513,583
Goodwill	763,250	--	--	763,250
Other intangible assets, net	115,625	--	--	115,625

                    For the six months ended December 31, 2007
		Advanced Broadband
	Telecommunications Services	Calling Card Distribution	Hardware Distribution	Total
Revenues	$1,113,458	$10,450,163	$--	$11,563,621
Gross profit	88,999	250,139	--	339,138
Depreciation and amortization	--	--	--	--
Net income	28,657	75,134	--	103,791
Capital expenditures	--	--	--	--
Identifiable assets	385,282	924,456	--	1,309,738
Other intangible assets, net	--	--	--	--

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Operating Leases

Phone House CA's rent expense amounted to $19,139 and $Nil for the six months ended December 31, 2008 and 2007, respectively.  Phone House CA has a long-term non-cancelable lease commitment for offices, warehouse and other facilities which expires in 2010. The minimum rental commitment under non-cancelable long-term operating leases during the next two years is as follows:
              2009                                $        22,800
              2010                                          54,400
                                                       ----------------
              Total                                $        77,200
                                                   ===========

NOTE 5 - RELATED PARTY TRANSACTIONS

Due from/to Related Parties

Certain companies owned or controlled by a major shareholder, director and parent Company, and other related parties have loaned funds from/to the Acquisition Companies for working capital purposes. These advanced funds are due on demand and bear no interest.  The balance of due from related parties as of December 31, 2008 and 2007 was $117,859 and $Nil, respectively. The balance of due to related parties as of December 31, 2008 and 2007 was $946,295 and $233,991, respectively.

NOTE 6 - CONCENTRATION OF RISK

StarCom and Phone House FL relied on one customer for approximately $13,658,000 or 100% and $3,833,000 or 100% respectively of revenue for the six months ended December 31, 2008.  At December 31, 2008, the total accounts receivable from these two customers was $697,124.  Except for StarCom and Phone House FL, none of other Acquisition Companies has any individual customers or group of customers from which revenues exceeded 10% of total revenues for the six months ended December 31, 2008 and 2007

NOTE 7 – SUBSEQUENT EVENTS

On January 29, 2009, China Voice Holding Company (“CHVC”) entered into an Agreement and Plan of Merger and a Stock Purchase Agreement (“Merger Agreements”) with Flint Telecom Group, Inc. (“Flint”), a U.S. Telecommunications Technology and Services Company, which is traded on the OTC bulletin board market under the ticker symbol FLTT.

Under the Merger Agreements, the six wholly owned subsidiaries of CHVC that are the subject of this report were acquired by Flint on January 29, 2009. The six companies include CVC International, Phone House CA, Phone House FL, Cable and Voice, StarCom and Dial-Tone (“Acquisition Companies”).  As of January 29, 2009, the Acquisition Companies have become wholly owned subsidiaries of Flint.

FLINT TELECOM GROUP, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
JUNE 30, 2008 AND DECEMBER 31, 2008

The following unaudited pro forma condensed balance sheet as of December 31, 2008 was prepared as if the merger was effective as of such date. The unaudited pro forma condensed statement of operations for the six months ended December 31, 2008 for Flint and for the six months ended December 31, 2008 for the Acquired Companies and for the fiscal year ended June 30, 2008 for Flint and for the fiscal year ended June 30, 2008 for the Acquired Companies were prepared as if the merger was effective as of July 1, 2007.

The balance sheet as of December 31, 2008 of the Acquired Companies was used for pro forma purposes, together with the related statements of operations for the six months ended December 31, 2008, and the fiscal year ended June 30, 2008.

The unaudited pro forma condensed financial statements, as described above,  should be read in conjunction with the audited historical financial statements and notes thereto included herein for the year ended June 30, 2008, and the unaudited historical financial statements for the six months ended December 31, 2008, included herein for Flint Telecom Group, Inc., and the audited historical financial statements of the Acquired Companies for the year ended June 30, 2008, and the unaudited balance sheet as of December 31, 2008 and the unaudited historical financial statements for the six months ended December 31, 2008, also included herein.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined enterprise after the merger of Flint with the Acquired Companies, or of the financial position or results of operations of the combined enterprise that would have actually occurred had the merger been effected as of the dates described above. As a result of the transaction, Flint owns 100% equity interest in the Acquired Companies.

FLINT TELECOM GROUP, INC.
Condensed Pro Forma Balance Sheet as of December 31, 2008 (Unaudited)
					Pro Forma
		Acquired	Pro Forma		Balance
	Flint	Companies	Adjustments	Notes	Sheet
ASSETS
Current assets
Cash and cash equivalents	$848,629	$331,000	$(500,000)	A	$679,629
Accounts receivable	424,910	2,278,690			2,703,600
Inventories		410,077			410,077
Prepaid & other current assets	169,336	74,549			243,885
Due from related parties		117,859			117,859
Other assets		34,172			34,172
Total current assets	1,442,875	3,246,347	(500,000)		4,189,222

Property & equipment - net	1,485,082	267,236			1,752,318
Goodwill – net		763,250	(763,250)	B	7,463,062
			7,463,062	A
Other intangibles, net		115,625	(115,625)	B	0
Other assets	31,910				31,910
TOTAL ASSETS	$2,959,867	$4,392,458	$6,084,187		$13,436,512

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,539,395	$2,374,661			$3,914,056
Other payable-in connection with acquisition			$1,000,000		1,000,000
Other accrued liabilities	499,050	859			499,909
Accrued interest payable	491,051				491,051
Lease obligations - current	396,066				396,066
Notes payable, net of discount	1,551,833				1,551,833
Convertible notes payable - net of discount	5,069,703				5,069,703
Due to related parties	60,739	946,295	(946,295)	A	60,739
Deferred revenue	230,665				230,665
Total current liabilities	9,838,502	3,321,815	53,705		13,214,022
Capital lease obligations	346,324				346,324
Total liabilities	10,184,826	3,321,815	53,705		13,560,346

Stockholders' (deficit) equity

Common stock	462,545		210,000	A	672,545
Additional paid-in capital	14,393,928	94,373	7,770,000	A	21,285,053
			(763,250)	B
			(115,625)	B
			(94,373)	A
			(946,295)	A
			946,295
Deferred stock compensation	(5,913,282)				(5,913,282)
Accumulated (deficit)	(16,168,150)	976,270	(976,270)	A	16,168,150
Total stockholders' deficit	(7,224,959)	1,070,643	6,030,482		(123,834)

TOTAL LIABILITIES & EQUITY	$2,959,867	$4,392,458	$6,084,187		$13,436,512

	FLINT TELECOM GROUP, INC.

Condensed Pro Forma Statements of Operations for the year ended June 30, 2008 (Unaudited)

					Pro Forma
		Acquired	Pro Forma		Statement of
	Flint	Companies	Adjustments	Notes	Operations

Revenues	$3,146,286	$34,362,878			$37,509,164

Costs and expenses
Cost of goods sold	4,022,383	33,868,879			37,891,262
Selling, general &
adminstrative expenses	2,661,817	532,063	458,496	C	3,652,376

	6,684,200	34,400,942	458,496		41,543,638

Operating loss	(3,537,914)	(38,064)	(458,496)		(4,034,474)

Other income and expenses	(322,740)	368,687			45,947

Net income/(loss)	$(3,860,654)	$330,623	(458,496)		$(3,988,527)

Condensed Pro Forma Statements of Operations
for the six months ended December 31, 2008 (Unaudited)

					Pro Forma
		Acquired	Pro Forma		Statement of
	Flint	Companies	Adjustments	Notes	Operations

Revenues	$6,212,293	$29,211,580			$35,423,873

Costs and expenses
Cost of goods sold	6,550,880	28,586,518			35,137,398
R&D	55587				55,587
Selling, general & administrative expenses	8,126,761	441,868	229,248	C	8,797,877

	14,733,228	29,028,386	229,248		43,990,862

Operating loss	(8,520,935)	183,194	(229,248)		(8,566,989)

Other income and expenses	(1,173,609)	429,048			(744,561)

Net (loss) income	$(9,694,544)	$612,242	(229,248)		$(9,311,550)

FLINT TELECOM GROUP, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
JUNE 30, 2008 AND DECEMBER 31, 2008

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information.  The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.  These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable.  Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Flint and the operations of the Acquired Companies.  Further, actual results may be different from these unaudited pro forma combined financial statements.

The acquisition closed on January 29, 2009.  Under the terms of the agreement, Flint acquired 100% of the membership interest of the Acquisition Companies in exchange for $1,500,000 in cash and 21,000,000 shares of common stock at closing, valued at $7,980,000 in the aggregate (“Consideration Stock”). The fair value of the common stock is based on the $0.38 quoted trading price of the common stock on the acquisition date and amounted to $7,980,000. The purchase price was determined based on an arm’s length negotiation and no finder’s fees or commissions were paid in connection with this acquisition.

The unaudited pro forma condensed balance sheet combines the Flint’s and the balance sheets of Acquisition Companies as of  December 31, 2008, and gives pro forma effect to the above transaction as if it had occurred on December 31, 2008. The pro forma statement of operations combines the Flint’s and the operations of Acquisition Companies for the six months ended December 31, 2008. The pro forma statement od operations for the twelve months ended June 30, 2008 assumes that the acquisition took place on July 1, 2007. The unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Flint and the Acquisition Companies after considering the effect of the adjustments described in the footnotes that follow.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Flint’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amount reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and the operations of Acquisition  Companies. Further, actual results may be different from these unaudited pro forma combined financial statements.

FLINT TELECOM GROUP, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
JUNE 30, 2008 AND DECEMBER 31, 2008

The purchase price and the preliminary adjustments to historical book value of the Acquired Companies as a result of the acquisition are as follows:

Purchase Price:

Purchase price	$9,480,000

Net assets acquired (December 31, 2008):
Total assets	4,392,458
Minus: Liabilities (Reduced by forgiveness of intercompany loan)	(2,375,520)
Net assets	2,016,938
Net assets acquired (December 31, 2008):	2,016,938

Excess of purchase price over net assets acquired	$7,463,062

The pro forma adjustments are comprised of the following elements:

   A      Reflects the payment of the purchase consideration totaling $9,480,000. Purchase allocation to net assets acquired is a preliminary estimate made by management.  The estimate assumes that historical values of net assets acquired were approximately at their fair market value. The management believes that Acquisition Companies fixed assets were stated at their fair market value. There are no deferred taxed or deal costs. The purchase price acquired in excess of net assets, are allocated to goodwill.

B     Writes off goodwill recorded on Six US Companies' books at date of merger.

C     Reflects retroactively the cost of employment contracts.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.

Date:   March 27, 2009                                                                          By:  /s/  Vincent Browne
Vincent Browne,
Chief Executive Officer